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Proxy Statement Pursuant to Section 14(a) of the Securities
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COASTAL CARIBBEAN OILS & MINERALS, LTD.
(Name of Registrant as Specified In Its Charter)

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COASTAL CARIBBEAN OILS & MINERALS, LTD.
Clarendon House, Church Street
Hamilton, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be Held on December 9, 2005

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of COASTAL CARIBBEAN OILS & MINERALS, LTD. (the "Company") will be held on Friday, December 9, 2005, at 9:00 a.m., local time, at the offices of Conyers Dill & Pearman, Clarendon House, Church Street, Hamilton, Bermuda, for the following purposes:

To receive the report of the independent auditors and the financial statements for the year ended December 31, 2001, 2002, 2003, and 2004 and to vote on the following:

1.	To elect five members to the Board of Directors;
2.	To ratify the appointment of independent auditors of the Company for the year ending December 31, 2005 and to authorize the Board of Directors to fix the remuneration of such auditors;
3.	To consider and vote upon the Company’s 2005 Incentive Stock Option Plan;
4.	To approve the adjournment of the annual meeting in order to solicit additional proxies; and
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Because the Company has not held an annual meeting since April 2001, this meeting will also serve as the Company’s annual meeting for the years 2002, 2003 and 2004.

This notice and proxy statement and the enclosed form of proxy are being sent to shareholders of record as of October 26, 2005 to enable such holders to state their instructions with respect to the voting of their shares. Proxies should be returned to Proxy Services Corporation, PO Box 9001, Brentwood, NY 11717-9804 in the reply envelope enclosed.

Dated: November 3, 2005

By Order of the Board of Directors,
Robert J. Angerer, Jr.
Corporate Secretary

SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE ANNUAL GENERAL MEETING ARE URGED TO VOTE BY PROMPTLY SIGNING, DATING, AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE PROVIDED.

COASTAL CARIBBEAN OILS & MINERALS, LTD.
Clarendon House, Church Street
Hamilton, Bermuda

Dear Shareholder:

The last several months have been a period of momentous change for your company. After struggling for years with the State of Florida to obtain permits to develop our offshore leases we were finally defeated by the Florida courts in our efforts to obtain any drilling permits. The courts found that the State could deny us drilling permits and do so without having to compensate us for destroying the value of our leases. This left us with no lease rights to operate on, large legal and other debts and no money with which to pay our ongoing obligations.

In June of this year, we were finally able to negotiate a settlement with the State of Florida on behalf of our subsidiary Coastal Petroleum Company, its minority owners and the intervening royalty owners in the amount of $12.5 million. From Coastal’s share of the settlement proceeds, and after all accumulated debts have been paid, we have approximately $5 million in cash and have regained 100% ownership of Coastal Petroleum along with its tax loss carry forward of $14 million.

While settlement negotiations were underway, your company redefined its focus and has moved on, with the goal to become an active oil exploration and production company. Coastal Petroleum has acquired mineral rights in North Dakota and Montana in the fertile oil producing region known as the Williston Basin. In Montana we have obtained the rights to explore and acquire acreage on a large tract in Valley and Blaine Counties. A number of prospects have already been identified and a permit to drill our first wildcat well has been granted by the State of Montana.

In North Dakota, we control the working interest on over 25,000 acres in Slope, Billings, and Stark Counties, on which to date we have mapped 20 drillable prospects. Recent discoveries in this same area have produced oil flows of over 2,000 barrels per day. The depth of wells in North Dakota is deeper than in Montana (approximately 9,500 feet versus approximately 5,000 feet), and thus the cost of drilling is higher. A typical North Dakota Lodgepole wildcat well costs about $1.5 million to drill. It is our intention to bring in partners to share the risk and investment in wells we drill in North Dakota until we are in a stronger financial position.

Five million dollars is not a lot of money in the oil exploration business. For example, it would have taken about $8 million to drill a single well offshore Florida. In Montana, a well to test the Lodgepole reefs (our primary target) will cost approximately $500,000. Our agreements to acquire the drilling prospects involved a minimal cash payment but come with an obligation to drill a well. After completion of the well and payout (complete return of our investment) we have the option to continue and drill as many as 50 prospects. This will allow Coastal to become active in this oil play which has very good potential but with a small initial investment.

As previously described, our business strategy is to acquire and drill reasonably priced prospects that have good potential, whether in the Williston Basin or in other parts of the United States, with the goal of turning Coastal Petroleum into a first class independent oil and gas firm. It has been a long journey, yet I believe that the path we are now on will lead us to a richly deserved success.

It's a pleasure for us to extend to you a cordial invitation to attend the 2005 Annual General Meeting of Shareholders of Coastal Caribbean Oils & Minerals, Ltd. at the offices of Conyers Dill & Pearman, Clarendon House, Church Street, Hamilton, Bermuda on Friday, December 9, 2005 at 9:00 a.m. local time. Because the Company has not held an annual meeting since April 2001, this meeting will also serve as the Company’s annual meeting for the years 2002, 2003 and 2004.

While we are aware that most of our shareholders are unable to personally attend the annual meeting, proxies are solicited so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please take a few minutes now to vote, sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

In addition to helping us conduct business at the annual meeting, there is another reason for you to return your proxy card. Under the abandoned property law of some states, a shareholder may be considered "missing" if that shareholder has failed to communicate with us in writing. The return of your proxy card qualifies as written communication with us.

The Notice of Annual General Meeting and Proxy Statement accompanying this letter describe the business to be acted on at the meeting. In addition, the shareholders will receive the audited financial statements from the Company’s auditors for the years ended December 31, 2001, 2002, and 2003, as well as for the year ended December 31, 2004 at this meeting.

As in the past, members of management will review with you the Company's activities and future plans and will be available to respond to questions during the meeting. For those of you who will not be able to attend, the enclosed Form 10-K Annual Report contains information on the conclusion of the Florida litigation and related matters. We have also included with this mailing a copy of the Company’s Form 10-Q report for the nine-month period ended September 30, 2005, which provides information concerning our activities during this period.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Phillip W. Ware

Phillip W. Ware
President

November 3, 2005

COASTAL CARIBBEAN OILS & MINERALS, LTD. Clarendon House, Church Street Hamilton, Bermuda PROXY STATEMENT 2005 ANNUAL GENERAL MEETING

General Information

This proxy statement is furnished to the shareholders of Coastal Caribbean Oils &Minerals, Ltd., a Bermuda company (“Coastal” or the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the 2005 General Meeting of Shareholders and any adjournment thereof. Because the Company has not held an annual meeting since April 2001, this meeting will also serve as the Company’s annual meeting for the years 2002, 2003 and 2004. Coastal’s 2001, 2002, and 2003 audited financial statements, along with our 2004 Annual Report on Securities and Exchange Commission Form 10-K, which includes audited financial statements for the fiscal year ended December 31, 2004, as well as the Company’s SEC Form 10-Q for the 9-month period ended September 30, 2005 accompanies this proxy statement. This Proxy Statement is first being mailed to shareholders on or about November 3, 2005.

Date, Time and Location

● Friday, December 9, 2005

●  9:00 A.M., local time, and at any adjournments or postponements thereof

● the offices of Conyers Dill & Pearman, Clarendon House, Church Street, Hamilton, Bermuda

Solicitation and Voting of Proxies

The Company expects to solicit proxies primarily by mail. To the extent necessary to assure sufficient representation of shares at the annual meeting, proxies may be solicited by telephone and in person. The Company will request brokers, banks and other nominees to forward copies of proxy material to beneficial owners or other persons for whom they hold common stock and to obtain authority for the execution and delivery of proxies.

In addition, the Company has retained Morrow & Company, Inc. to assist in the distribution and solicitation of proxy materials for an estimated fee of $6,500 plus out-of-pocket expenses. The only other expenses anticipated are the ordinary expenses incurred in connection with the preparation, assembling, mailing and other distribution of the material. All costs of the solicitation will be borne by the Company.

The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting has been fixed by the Board of Directors as the close of business on October 26, 2005. On that date there were 46,211,604 shares of common stock outstanding, which were held by approximately 8,500 shareholders of record. The holders of twenty-five percent of the total number of shares entitled to be voted at the annual meeting, present in person or by Proxy, shall constitute a quorum for the transaction of business. Each outstanding share is entitled to one vote at the annual meeting. Abstentions and broker “non-votes” are counted for purposes of establishing a quorum. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

Who can attend our Annual Meeting?

If you own common stock of record, you may attend the annual meeting and vote in person, regardless of whether you have previously voted by Proxy. If you own common stock through a brokerage account, you may attend the annual meeting, but in order to vote your shares at the annual meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the annual meeting by returning your Proxy Card or authorizing your broker to execute your Proxy, even if you plan on attending the annual meeting, so we will be able to determine if a quorum is present. You may change or revoke your Proxy at the annual meeting in the manner described below even if you have already voted.

Revocation of Proxy

Your presence at the annual meeting will not automatically revoke your Proxy. However, you may revoke a Proxy at any time prior to its exercise by:

● Delivering a written notice of revocation to Coastal's Secretary

● Delivering a duly executed Proxy bearing a later date to Coastal's Secretary; or

● Attending the annual meeting and voting in person.

Votes required in order to Conduct Company Business

Our Bye-Laws provide in part that a resolution must be passed by both:

● a simple majority of votes cast by shareholders in person or by proxy; and

● a simple majority of the number of shareholders present at the meeting in person or by proxy,

EXCEPT, when shares are held by members of another company, firm, partnership, association or other business organization and such persons act in concert, as that term is defined in our Bye-Laws or when shares are held by or for a group of shareholders who act in concert, such persons shall be deemed to be one shareholder.

The Company will determine whether shareholders have acted in concert, depending on the circumstances and the evidence, if any, that shareholders were in fact so acting and should therefore be treated as one shareholder.

The Company may require brokers, banks and other nominees holding shares for beneficial owners to furnish information with respect to such beneficial owners for the purpose of applying this provision. The Proxy delivered with this proxy statement includes a representation that the person signing the Proxy is not acting in concert as described above.

Voting Procedures

Each share of common stock entitles its owner to one vote upon each matter to come before the annual meeting. In accordance with Bermuda law and our Bye-Laws, directors will be elected at the annual meeting by a simple majority of the votes cast and by a simple majority of the shareholders present at the annual meeting. Any other matter on which shareholders vote at the annual meeting will be determined by the same requirement.

A shareholder may abstain or withhold a vote with respect to any item submitted for shareholder approval. Abstentions and withheld votes will be counted as being present for purposes of determining the existence of a quorum, but will be counted as not voting in favor of any proposal brought before the annual meeting.

If your shares are held by a brokerage firm (e.g., shares held in “street name”), under certain circumstances the firm may vote your shares. Such entities have authority to vote their customers’ shares on certain routine matters, including the election of directors. When a brokerage firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the annual meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters. Accordingly, such shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. There are no non-routine matters to come before the annual meeting.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope. If you own shares through a brokerage firm (e.g., shares held in “street name”), you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a Proxy Card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

Regardless of the number of shares of common stock that you own, it is important that your shares be represented by proxy or that you be present at the annual meeting. To vote by proxy, please indicate your vote in the spaces indicated on the enclosed Proxy Card and return it signed and dated, in the enclosed postage-paid envelope. Proxies obtained by the Board of Directors will be voted in accordance with the directions given therein.

If You Do Not Indicate on Your Proxy How Your Shares Should Be Voted, Your Shares Will Be Voted in Accordance with the Board of Directors’Recommendations.

BOARD OF DIRECTORS; COMMITTEES; ATTENDANCE

The only standing committee of the Board is the Audit Committee.

The principal functions of the Audit Committee are: (1) to recommend the particular persons or firm to be employed by the Company as its independent auditors; (2) to consult with the persons or firm so chosen to be the independent auditors with regard to the plan of audit; (3) to review, in consultation with the independent auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any; and (4) to consult with the independent auditors (periodically, as appropriate, out of the presence of management) with regard to the adequacy of internal controls. During 2004, the Audit Committee, which was comprised of the Board of Directors, met two times.

The Company does not presently have standing nominating or compensation committees of the Board of Directors. The functions that would be performed by such committees are performed by the Board of Directors.

There were five meetings of the Board of Directors of the Company held during 2004. During 2004, all of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees on which they serve.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a formal, written charter for the Audit Committee.

In connection with the preparation and filing of the Company's audited financial statements for the year ended December 31, 2004 (the “audited financial statements”), the Audit Committee performed the following functions:

●
The Audit Committee reviewed and discussed the audited financial statements with senior management and James Moore & Company, the Company's independent auditors. The review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements; and the clarity of disclosures in the forward looking statements

●	The Audit Committee also discussed with James Moore & Company the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

●
The Audit Committee received the written disclosures and the letter from James Moore & Company required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and discussed with James Moore & Company its independence from the Company and considered the compatibility of the auditors' non-audit services to the Company with the auditors' independence.

Based upon the functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the U.S. Securities and Exchange Commission. The Audit Committee and the Board have also recommended subject to shareholder approval, the selection of James Moore & Company as the Company's independent auditors, however, James Moore & Company has advised the Board of Directors that the firm will no longer provide audit services to public companies. As a result, the Board of Directors has retained, subject to shareholder approval, the firm of Baumann, Raymondo & Company, P.A. of Tampa, Florida to act as the Company’s independent auditors for the fiscal year ended December 31, 2005. The Board of Directors served as the Audit Committee during 2004.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

Our Board of Directors is presently comprised of two members. The Board has nominated five persons to be elected to the Board at this annual meeting. The directors will be elected to staggered terms expiring at one-two-and three year intervals pursuant to the Bye-Laws of the Company. The Bye-Laws established three classes of directors to be elected on a rotating basis at each successive annual meeting of Shareholders, and in each case until their respective successors shall have been elected and duly qualified. The director who is elected to a one-year term at this meeting will stand for re-election at the 2006 annual meeting. The five nominees have all indicated their willingness to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate.

The Company is not aware of any arrangements or understandings between any of the individuals named above and any other person pursuant to which any of the individuals named above was selected as a director and/or executive officer. Neither is the Company aware of any family relationship among the officers and directors of the Company or its subsidiary, other than the relationship between Mr. Angerer and his son who serves as the Company’s Secretary.

The named Proxies will vote all properly executed proxies for the election of the persons hereinafter named in the following table unless directed otherwise.

Bye-Law 81(1) provides that in the event no candidate for one or more directorship vacancies receives the vote required to pass an ordinary resolution, as described in Bye-Law 1 above, then each person who receives the majority, in number, of the Members present in person or by proxy and voting thereon, shall be elected to fill such vacancies.

The following table sets forth information concerning the nominees for the five (5) open director positions:

Name	Director Since	Other Offices Held With the Company	Age and Business Experience For the Past Five Years
Nominees For Three Year Term Expiring at the 2008 Annual Meeting:
Phillip W. Ware	1985	President, Chief Executive Officer and Principal Accounting Officer
Mr. Ware, age 55, has been employed by Coastal Petroleum Company since 1976. He has served as President of Coastal Petroleum since April 1985. Mr. Ware is a 1975 graduate of the University of Florida and is a professional geologist registered with the State of Florida.

Robert J. Angerer, Sr.	2003	Vice President
Mr. Angerer, age 58, is a partner in Oil For America, an oil exploration business formed in 2002, with operations primarily in North Dakota and Montana. He is a lawyer and an engineer and has been a member of the Florida Bar since 1974. He has been a partner in the Tallahassee law firm of Angerer & Angerer since 1994. He is a graduate of the University of Michigan and of Florida State University College of Law. He has served as a director of Coastal Petroleum since 2003.

Nominees For Two Year Terms Expiring at the 2007 Annual Meeting
Herbert D. Haughton	N/A	None
Mr. Haughton, age 63, is a banking, corporate and securities lawyer. He is a shareholder in the Tallahassee, Florida law firm of Igler & Dougherty, PA, where he has practiced law since 1994, following his admission to the Florida Bar. Prior to entering the practice of law, Mr. Haughton spent over 30 years in the banking industry serving as president and chief executive officer of three different community banks in Florida from 1977 to 1991. He is a graduate of Cleary University and Florida State University College of Law.

Anthony F. Randazzo, Ph.D.	N/A	None
Dr. Randazzo, age 64, is Professor Emeritus of Geological Sciences at the University of Florida where he has worked since 1967. He served as Chairman of the Department of Geology at the University of Florida from 1988 to 1995. He is also currently a co-principal and President of the geotechnical consulting firm Geohazards, Inc. which he was instrumental in forming in1985. He earned his B.S. degree at The City College of New York in 1963, his M.S. from the University of North Carolina at Chapel Hill 1965, and his Ph.D. from the University of North Carolina at Chapel Hill in 1968. He is a Registered Professional Geologist in the State of Florida and the State of Georgia.

Nominee For One Year Term Expiring at the 2006 Annual Meeting
Matthew D. Cannon	N/A	None
Mr. Cannon, age 61, is currently a partner in the Cannon Trading Partnership, which he formed in 1993. From 1991 to 1992 he served as a partner in Seisma Drilling Corporation. From 1988 to 1991 he served as vice president and director of Hilb, Rogal and Hamilton Company, an insurance agency located in Gainesville, Florida which specialized in underwriting, rating, sales, collections and claims associated with commercial lines insurance policies. Prior to that he served as vice president and director of the Cannon-Treweek insurance agency from 1968 to1988.

The Board of Directors Recommends That Shareholders Vote for the Election of the Nominees.

EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the compensation of the President of the Company for the three years ending with 2004. No other company employee received $100,000 or more in total compensation.

	Summary Compensation Table
	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus (1)	Other Annual Compensation (2)(6)	Stock Options (3)
Phillip W. Ware	2004	$92,000	(4)	None	$13,800	None
President and Chief Executive Officer	2003	92,000	(5)	None	13,800	None
	2002	92,000		None	13,800	100,000

Mr. Wares current base salary is $125,000.

(1)	Annual Cash Bonus Award - Annual incentive awards, which were paid during the year or immediately following the year indicated.
(2)
Other Annual Compensation - All additional forms of cash and non-cash compensation paid, awarded or earned, including automobile allowances, 401(k) Plan matching contributions, and club membership costs.

(3)
Stock Options - Grants of stock options made under the Company=s 1995 Stock Option Plan. These options, along with all other outstanding options, were terminated as part of the settlement with the State of Florida.

(4)	This amount was accrued in 2004 and paid in 2005.
(5)	Of this amount $23,000 was paid in 2003 and $69,000 was accrued and paid in 2005.
(6)	Payment to SEP-IRA pension plan (all of which was deferred and paid in 2005).

Compensation of Directors

No director received any fees for the year 2004, however the company accrued $71,250 in directors fees for the year 2004, which were paid in 2005. Beginning with the year 2005 the Company pays each director an annual fee of $25,000 for director service.

Compensation Committee Interlocks and Insider Participation

The entire Board of Directors constitutes the compensation committee. Phillip W. Ware is a director and President, respectively, of both Coastal and Coastal Petroleum.

Compensation Committee Report on Executive Compensation

The Compensation Committee, consisting of the entire Board of Directors in 2004, submits the following report for 2004:

The Board of Directors does not maintain specific compensation policies applicable to the Company's executive officers, and the Board has established no specific relationship between corporate performance and executive compensation. Compensation has been determined based on the skills, experience and leadership the executive officers have brought or will bring to the Company, their individual performance of their duties, and on their ability to protect, defend and pursue the Company's ability to realize value on the Company's exploration leases.

Phillip W. Ware  Robert J. Angerer, Sr.

Stock Options

No Stock Options were granted during the year ended December 31, 2004. All of the Company=s outstanding stock options outstanding on December 31, 2004 have either expired or were terminated in June 2005 by agreement as part of the settlement with the State of Florida.

Stock Performance Chart

The chart and graph below compare the cumulative total returns, including reinvestment of dividends, if applicable, of our common stock with the companies in the NASDAQ Market Index and a Peer Group Index (Peer Group) comprised of selected U.S. small companies engaged in crude oil and natural gas operations. The companies were selected from a group of companies included in the small oil and gas company index maintained by Ernst & Young in its Energy Center in Houston, Texas available through EnergySmart. The comparable companies are:

COMPANY	SYMBOL	COMPANY	SYMBOL
Berry Petroleum Company	BRY	The Meridian Resource Corp	TMR
Comstock Resources, Inc.	CRK	Penn Virginia Corporation	PRA
Denbury Resources, Inc.	DNR	Quicksilver Resources, Inc.	KWK
Harvest Natural Resources, Inc.	HNR	Remington Oil and Gas Corp	REM
KCS Energy, Inc.	KCS	St Mary Land & Exploration Co.	SM

These companies were chosen because they are generally engaged in the same activities as Coastal.

These charts are presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. The chart and graph each assume an initial investment of $100 on December 31, 1999 and dividends, if any are reinvested on the ex-dividend dates.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Coastal Caribbean Oils & Minerals	100.00	96.84	52.21	13.47	22.74	8.42
NASDAQ Market Index	100.00	54.63	37.11	41.36	52.43	53.01
Selected Peer Group Companies	100.00	144.78	-5.15	30.94	141.76	51.18

Security Ownership of Certain Beneficial Owners and Management

The following table contains information regarding the current beneficial ownership of our common stock of each director nominee as of the record date. The number and percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire through the exercise of stock options which are exercisable within the next 60 days.

Name	Number of Shares Owned (1)	Right to Acquire (2)	% of Beneficial Ownership (3)
Phillip W. Ware	104,121	300,000	0.87%
Robert J. Angerer, Sr	2,206,914	None	4.77%
Herbert D. Haughton	25,000	None	0.01%
Anthony F. Randazzo, Ph.D.	None	None	0.00
Matthew D. Cannon	25,000	None	0.01
All directors as a group	2,361,035	300,000	5.72%

(1)	Includes shares for which the named person:

$	has sole voting and investment power;

$	has shared voting and investment power, or

$	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)
Includes options that are exercisable within 60 days of the date of this Proxy Statement. Options to purchase 250,000 shares are subject to shareholders approval of the 2005 Employee Stock Option Plan.

(3)	Assumes only the indicated individual or group member exercises his options. Based upon 46,211,604 shares outstanding.

Certain Business Relationships

On July 15, 2005 Coastal Petroleum acquired the rights to drill a 5,100 foot well to test a Mississippian Lodgepole Reef in Valley County, in northeast Montana at an estimated cost of $500,000. Coastal Petroleum acquired these rights for $50,000 from Oil For America, a partnership in which Robert J. Angerer, Sr. is a partner. Included in the agreement is the right to drill additional prospects in the Valley County area.

Coastal Petroleum also acquired leases from Oil For America to the deeper rights in 25,000 acres in and near Slope County, North Dakota for an additional $50,000. The Company has the option to drill the remaining Lodgepole Reef prospects on these leases.

The leases were acquired on terms and under circumstances that are substantially the same or at least as favorable as those prevailing at the time for comparable transactions with or involving other non-affiliated companies.

In the ordinary course of business Coastal may use the services of companies, partnerships or firms of which Company directors are officers, partners, directors or owners. The Company has two director nominees whose firms provided legal services to the Company during 2004. Mr. Angerer, has served as general counsel and litigation counsel to the Company for nearly thirty years and his firm has done so for more than a decade. During 2004, the firm prepared and filed rehearing papers with the First District Court of Appeal, prepared and filed certiorari papers and materials with the U.S. Supreme Court and provided various other corporate legal and litigation services for the Company throughout the year. The firm billed the Company $288,000 for legal services provided during 2004, which were paid in 2005. Mr. Haughton=s firm, which serves as securities counsel to the Company, received $7,725 for the year ended December 31, 2004, for corporate and regulatory legal services.

The terms of the services provided by each of these firms were at least as favorable to the Company as could be obtained from unrelated third parties.

PROPOSAL NO. II
RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

The Board of Directors has retained Baumann, Raymondo & Company, P.A. of Tampa, Florida to act as the Company=s independent auditors for the fiscal year ended December 31, 2005. Representatives of Baumann, Raymondo & Company are not expected to be present at the annual meeting. The Proxy permits voting for or against, or abstaining from voting for the ratification of the appointment of auditors. Unless otherwise indicated, the shares will be voted in favor of ratifying the appointment of Baumann, Raymondo & Company and to authorize the Board of Directors to fix the remuneration of such auditors. Fees paid to James Moore & Company, Coastal=s previous auditors, for the year ended December 31, 2004 were as follows:

Audit Fees	$22,817
All Other Fees	1,200
Total	$24,017

Coastal has received a proposal from Baumann, Raymondo & Company to provide auditing services for the remainder of the 2005 year for approximately $23,500.

The Board of Directors Recommends that Shareholders Vote AFor@ the Ratification of Baumann, Raymondo & Company as the Company=s Independent Auditors for the year ended December 31, 2005.

PROPOSAL NO. III
APPROVAL OF THE 2005 EMPLOYEES= INCENTIVE
STOCK OPTION AND LIMITED RIGHTS PLAN

On September 27, 2005, the Board adopted the 2005 Employees= Stock Option and Limited Rights Plan (AEmployees= Plan@) for the benefit of officers and other key employees of Coastal and Coastal Caribbean. A copy of the Employees= Plan is attached hereto as Appendix A. The following is a summary of the material features of the Employees= Plan, which is qualified in its entirety by reference to the complete provisions of the attached Employees= Plan. The Employees= Plan provides for 2,300,000 shares of Coastal common stock to be reserved for future issuance pursuant to the exercise of stock options. This represents 5% of the total number of shares of the Company=s outstanding common stock. Employees of Coastal or Coastal Petroleum may be granted options to purchase shares of common stock, as determined by the Board in its sole discretion.

Options granted under the Program will be Aincentive stock options@ within the meaning of section 422A of the Internal Revenue Code of 1986, as amended, which are designed to result in beneficial tax treatment to the employee but no tax deduction to Coastal.

The per share exercise price at which the shares of common stock may be purchased upon exercise of a granted option will be equal to or greater than the Fair Market Value of a share of common stock as of the date of grant. Fair Market Value of a share of common stock is defined in the Employees= Plan. At no time will Coastal have total cumulative stock options outstanding to acquire more than 15% of the outstanding common stock of Coastal under all of its plans.

At the discretion of the Board, limited rights may be granted in tandem with any options granted under the Employees= Plan. Limited rights may only be exercised six months after the date of their grant and will terminate upon the exercise or termination of their underlying option. A limited right entitles the holder thereof to a cash payment from the Company equal to the difference of the option exercise price and the Fair Market Value on the date of exercise.

The Board of Directors may set any vesting schedule for options granted under the Employees= Plan. All stock options and limited rights held under the Employees= Plan will be immediately canceled when the holder is terminated for Acause@ (as that term is defined in the Employees= Plan). In the event of the death or disability of a participant, all options and limited rights held under the Employees= Plan, whether or not then exercisable, shall be exercisable (by the participant or his or her legal representative) for a period of 12 months following such death or disability. In the event a participant retires, any options or limited rights held under the Employees= Plan, whether or not then exercisable, shall be exercisable for a period of three months after such retirement.

Our Board of Directors believes the Employees= Plan is a necessary non-cash compensation benefit for Coastal and Coastal Petroleum=s key employees to be competitive and to be able to attract and retain competent management.

The Employees= Plan is subject to approval of the holders of a majority of the outstanding common stock at the annual meeting. The Board of Directors has granted Phillip W. Ware an option to acquire 250,000 shares pursuant to the Plan. All options granted before shareholder approval of the Employees= Plan are contingent upon receipt of such approval.

The Board of Directors Recommends that Shareholders Vote AFor@ the Approval of the 2005 Employees= Stock Option and Limited Rights Plan.

PROPOSAL NO. IV
ADJOURNMENT OF ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the annual meeting in the event that there are not a sufficient number of votes to approve Proposals I, II or III at the annual meeting. In order to permit proxies that have been timely received by Coastal to be voted for an adjournment, we are submitting this item as a separate matter for your consideration. If it is necessary to adjourn the annual meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the annual meeting.

The Board of Directors Recommends that Shareholders Vote AFor@ the Approval of the Adjournment of the Annual Meeting.

COMPLIANCE WITH SECTION 16(A)

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on its copies of forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during the just completed fiscal year, its executive officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting, other than those matters referred to in this Proxy Statement.

SHAREHOLDER PROPOSALS

General Proposals Not Related To The Election of Directors

The 2006 Annual General Meeting of shareholders is expected to occur in late April 2006. Shareholders who intend to have a proposal included in the notice of annual meeting and related proxy statement, relating to the Company's 2006 Annual General Meeting of Shareholders, must submit the proposal by November 30, 2005. All such proposals must be in compliance with the provisions contained in Securities and Exchange Commission Rule 14a-8 and the Company=s Bye-Laws.

If a Shareholder wishes to present a proposal at the Company's 2006 Annual General Meeting of Shareholders and the proposal is not intended to be included in the Company's proxy statement and form of proxy relating to that meeting, the Shareholder must give advance notice to the Company prior to one of two deadlines set forth in the Company's Bye-Laws. All such proposals must be in compliance with both the provisions contained in SEC Rule 14a-8 and the Company=s Bye-Laws.

!
If a shareholder's proposal relates to business other than the nomination of persons for election to the Board of Directors, a Shareholder's notice must be received by the Company on or before January 27, 2006, which is the date not less than 90 days prior to the anticipated date of the 2006 year's Annual General Meeting of Shareholders.

!
If a shareholder's proposal relates to the nomination of persons for election to the Board of Directors, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to Members, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made.

Shareholder proposals relating to the Company's 2006 Annual General Meeting of Shareholders must be submitted to the Company at its office, c/o Conyers Dill & Pearman, Clarendon House, Hamilton, Bermuda. The fact that a shareholder proposal is received in a timely manner does not insure its inclusion in the Company's proxy materials since there are other requirements in the Company's Bye-laws and the proxy rules relating to such inclusion.

[ Intentionally left blank ]

AVAILABILITY OF OTHER INFORMATION

Accompanying this Proxy Statement is our 2004 Annual Report on Form 10-K, which includes our audited financial statements. The Annual Report and other corporate information is also available on our corporate website, http://www.coastalcarib.com. Additional printed copies of our Annual Report are available to shareholders at no charge. Any shareholder who would like an additional copy may contact:

Robert J. Angerer, Jr
Corporate Secretary
P.O. Box 10468
Tallahassee, Florida 32302
(850) 576-5982- telephone number

We currently file periodic reports (including Form 10-Ks and Form 10-Qs) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically. Information filed by Coastal is also available for review on this website at www.sec.gov.

The contents and the sending of this Proxy Statement have been approved by the Directors of the Company.

It Is Important That Proxies Be Returned Promptly. Therefore, Shareholders Who Do Not Expect to Attend the Annual Meeting in
Person Are Urged to Sign, Date, and Return the Enclosed Proxy in the Reply Envelope Provided.

By Order of the Board of Directors,
Robert J. Angerer, Jr.
Secretary
Dated: November 3, 2005

APPENDIX A

COASTAL CARIBBEAN OIL & MINERALS, LTD.

2005 EMPLOYEES’ INCENTIVE STOCK OPTION AND LIMITED RIGHTS PLAN

1.	PURPOSE

The purpose of Coastal Caribbean Oil & Minerals, Ltd. ("Company") 2005 Employees’ Incentive Stock Option and Limited Rights Plan ("Employees’ Plan") is to advance the interests of the Company, its subsidiaries and its shareholders by providing the employees of the Company or its wholly-owned subsidiaries, ("Subsidiaries"), upon whose judgment, initiative and oversight the successful conduct of the business of the Company depends, with an additional incentive to serve as employees for the Company or its Subsidiaries, as well as, to attract people of experience and ability to serve as employees in the future.

2.	DEFINITIONS

(a)	"Board of Directors” or Board " means the Board of Directors of the Company.

(b)	"Award" means an Award of Qualified Stock Options (“Stock Option” or “Option”) and/or Limited Rights granted under the provisions of the Employees’ Plan.

(c)	"Committee" means the Board of Directors or a stock option committee thereof established by the Board.

(d)	"Employees’ Plan Year or Years" means a calendar year or years commencing on or after January 1, 2005.

(e)	"Date of Grant" means the actual date on which an Award is granted by the Committee.

(f)	"Common Stock" means the common stock of the Company, par value, $0.12 per share.

(g)
"Fair Market Value" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) as published by the Wall Street Journal on the day prior to such date; or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon. If the Common Stock is not traded on a national market reported by the NASDAQ, the Fair Market Value means the average of the closing bid and asked sale prices for the previous 15 days during which a sale is reported in an over-the-counter transaction. In the absence of any over-the-counter transactions, the Fair Market Value means the average price at which the stock has sold in an arms length transaction during the 30 days immediately preceding the grant date. In the absence of an arms length transaction during such 30 days, Fair Market Value means the book value of the common stock.

(h)	"Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 8.

(i)
"Termination for Cause" means the termination resulting from an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty, incompetence, misconduct or conduct which negatively reflects upon the Company, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

(j)	"Participant" for the Plan means an employee of the Company or its Subsidiaries chosen by the Committee to participate in the Employees’ Plan.

(k)
"Change in Control" of the Company means a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”) or any successor disclosure item; provided that, without limitation, such a Change in Control shall be deemed to have occurred if any person (as such term is used in Sections 13[d] and 14[d] of the Exchange Act in effect on the date first written above), other than any person who on the date hereof is a director or officer of the Company, (i) directly or indirectly, or acting through one or more other persons, owns, controls or has power to vote 25% or more of any class of the then outstanding voting securities of the Company; or (ii) controls in any manner the election of the directors of the Company. For purposes of this Agreement, a “Change in Control” shall be deemed not to have occurred in connection with a reorganization, e.g. consolidation or merger of the Company where the stockholders of the Company, immediately before the consummation of the transaction, will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the transaction.

(l)	“Initial Employees” means those employees of the Company or one of its Subsidiaries as of August 31, 2005.

3.	ADMINISTRATION

The Employees’ Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Employees’ Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Employees’ Plan and to make whatever determinations and interpretations in connection with the Employees’ Plan it deems as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Employees’ Plan and on their legal representatives and beneficiaries.

4.	TYPES OF AWARDS

Awards under the Employees’ Plan may be granted in any one or a combination of the following, as defined below in Sections 7 and 8 of the Employees’ Plan:

(a)	Qualified Stock Options; and

(b)	Limited Rights

5.	STOCK SUBJECT TO THE EMPLOYEES’ PLAN

Subject to adjustment as provided in Section 12, the maximum number of shares reserved for issuance under the Employees’ Plan is 2,300,000 shares of Common Stock outstanding (sometimes referred to herein as “Option Shares”). To the extent that Stock Options or rights granted under the Employees’ Plan are exercised, the shares covered will be unavailable for future grants under the Employees’ Plan; to the extent that options together with any related rights granted under the Employees’ Plan terminate, expire or are canceled without having been exercised or, in the case of Limited Rights exercised for cash, such Option shares shall be added back to the pool of available Option shares, and new Awards may be made with respect to these shares.

6.	ELIGIBILITY

The Employees of the Company and its Subsidiaries (“Employees”) shall be eligible to receive Stock Options and/or Limited Rights under the Employees’ Plan.

7.	GRANT OF STOCK OPTIONS

The Committee may, from time to time, grant Stock Options to Employees. Stock Options granted under this Employees’ Plan are subject to the following terms and conditions:

(a)	Price.

The purchase price per share of Common Stock deliverable upon the exercise of each Stock Option shall not be less than the Fair Market Value of the Common Stock on the date the option is granted. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares on the surrender date determined in the manner described in Section 2(g).

(b)	Terms of Options.

The term during which each Non-Statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant.

(c)	Vesting.

The Committee shall determine whether such Stock Options shall be exercised in installments and set the date on which each Stock Option shall become exercisable. Any required vesting period shall commence on the Date of Grant. The shares comprising any installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Stock Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Company, or the death of a Director, all Stock Options shall become immediately exercisable.

(d)	Termination of Service.

In the event of termination for cause, all rights under his Stock Options shall expire upon termination. Upon the termination of a Employees’ service for any reason other than retirement, death or disability or termination for cause, his or her Stock Options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination and only for a period of one-month following termination. In the event of retirement, such shares shall be exercisable only for a period of three-months following retirement. In the event of the death or disability of an Employee, all Stock Options held by the Employee, whether or not exercisable at such time, shall be exercisable by the Employee, or the Employee’s legal representatives or beneficiaries for one-year following the date of his death or disability; provided that in no event shall the period extend beyond the expiration of the Stock Option term.

8.	GRANT OF LIMITED RIGHTS

The Committee may grant a Limited Right simultaneously with the grant of any Option, with respect to all or some of the shares covered by such Option. Limited Rights granted under the Employees’ Plan are subject to the following terms and conditions:

(a)	Terms of Rights.

In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only upon the occurrence of all of the following conditions: (i) a Change in Control of the Company; and (ii) the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. Upon exercise, the Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying option pursuant to Section 2(g) herein. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

(b)	Payment.

Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.

(c)	Termination of Service.

In the event of Termination for Cause, all Limited Rights shall expire upon termination. Upon the termination of an Employees’ service for any reason other than retirement, death or disability or termination for cause, any Limited Rights held by him shall be exercisable only as to those shares of the related Option which were immediately purchasable by him at the date of termination and only for a period of one-month following termination. In the event of retirement, the limited rights may be exercisable for a period of three-months following retirement. In the event of termination of service for reason of death or disability, all Limited Rights held by the employee, whether or not exercisable at such time, shall be exercisable by the employee or his/her legal representatives or beneficiaries for one-year following the date of his/her death or disability; provided that in no event shall the period extend beyond the expiration of the related Stock Option term.

9.	RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY

An optionee shall have no rights as a shareholder with respect to any shares covered by a Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Employees’ Plan or in any Award granted confers on any person any right to serve as an Employee for the Company or its Subsidiaries.

No Award under the Employees’ Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the optionee, or by a guardian or legal representative or result in Options for fractional shares.

10.	AGREEMENT WITH PARTICIPANTS

Each Award of Options and/or Limited Rights will be evidenced by a written agreement, executed by the Company which describes the conditions for receiving the Awards including the date of Award, the purchase price, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

11.	PER YEAR FIRST EXERCISABLE LIMITATION

The maximum fair market value of incentive stock options exercisable for the first time by any Participant during any calendar year under all Company incentive stock option plans is $100,000.

12.	DESIGNATION OF BENEFICIARY

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Stock Option or Limited Rights Award to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then his estate will be deemed to be the beneficiary.

13.	DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, the Committee will make such adjustments to previously granted Awards as necessary, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a)	adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Employees’ Plan;

(b)	adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Employees’ Plan;

(c)	adjustments in the purchase price of outstanding Stock Options, or any Limited Rights attached to such Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

14.	WITHHOLDING

There will be deducted from each distribution of cash and/or Common Stock under the Employees’ Plan the amount of tax required to be withheld by any governmental authority, if any.

15.	AMENDMENT OF THE EMPLOYEES’ PLAN

The Board of Directors may at any time, and from time to time, modify or amend the Employees’ Plan in any respect; provided however, that if necessary to continue to qualify the Employees’ Plan under the Securities and Exchange Commission Rule 16(b)-3, shareholder approval would be required for any such modification or amendments which:

(a)	increases the maximum number of shares for which options may be granted under the Employees’ Plan (subject, however, to the provisions of Section 12 hereof);

(b)	changes the persons eligible to participate in the Employees’ Plan.

Failure to ratify or approve amendments or modifications to Subsections (a) and/or (b) of this Section by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Employees’ Plan will remain in full force and effect.

No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

16.	EFFECTIVE DATE OF EMPLOYEES’ PLAN

The Employees’ Plan shall be adopted by the Board of Directors and shall become effective upon such date of adoption, or other date as determined by the Board (“Effective Date”). Following the Effective Date of the Employees’ Plan, the Employees’ Plan shall be submitted to the Company’s shareholders for approval. If the Employees’ Plan is not approved by shareholders, the Employees’ Plan and any Awards granted there under shall be null and void.

17.	TERMINATION OF EMPLOYEES’ PLAN

The right to grant Awards under the Employees’ Plan will terminate upon the earlier of 10 years after the Effective Date of the Employees’ Plan or the exercise of Options or related rights equaling the maximum number of shares reserved under the Employees’ Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Employees’ Plan for any reason, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

18.	APPLICABLE LAW

The Employees’ Plan will be administered in accordance with the laws of the United States and the State of Florida.

Adopted this 27th day of September, 2005 by the Board of Directors of the Company.

/s/ Robert J. Angerer, Jr.

Robert J. Angerer, Jr., Corporate Secretary

Adopted on the ___ day of ____________, 2005 by the Company’s shareholders.

Chairman of the Board of Directors of the Company

REVOCABLE PROXY
COASTAL CARIBBEAN OILS & MINERALS, LTD.
2005 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints the Board of Directors, and each director, with full powers of substitution, to act as proxy for, and attorney-in-fact, with full power to vote all shares of the common stock of Coastal Caribbean Oils & Minerals, Ltd.., which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders to be held at the offices of Conyers Dill & Pearman, Clarendon House, Church Street, Hamilton, Bermuda, on December 9, 2005, at 9:00 a.m., local time and at any adjournment or postponement thereof in the following manner.

The undersigned may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation, delivering a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

1. The election of five members of the Board of Directors to serve for staggered terms:	FOR ☐	WITHHOLD AUTHORITY ☐

INSTRUCTION. To withhold your vote for any individual nominee, strike a line in the nominee=s name listed below.

Robert J. Angerer, Sr. 3- years; Phillip W. Ware 3-years; Herbert D. Haughton 2- years; Anthony F. Randazzo 2- years; Matthew D. Cannon one-year

2. Approval of the 2005 Employees Incentive Stock Option and Limited Rights Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Ratification of the appointment of Baumann, Raymondo & Company, as the independent auditors of Coastal Caribbean Oils & Minerals, Ltd. for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. The adjournment of the Annual Meeting to solicit additional proxies in the event that there are not sufficient votes to approve any one or more of the Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before the Annual General Meeting or any adjournments thereof, unless indicated otherwise by marking this box. G

NOTE: When properly executed, this Proxy will be voted in the manner directed by the shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.	STICKER

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The signor acknowledges receipt from Coastal Caribbean Oils & Minerals, Ltd., prior to the execution of the Proxy, a Notice of Annual Meeting, a Proxy Statement dated November 3 , 2005, Financial Statements for the years ended December 31, 2001, 2002, and 2003 and a 2004 Annual Report on Form 10-K.

Unless otherwise indicated on this Proxy Form or by accompanying letter, the undersigned represents that in executing and delivering his Proxy he is not acting in concert with any other person as defined in the Company=s Bye-Laws.	X__________________________________ Signature X___________________________________ Signature if held jointly
No. of Common Shares Voting:___________ Date:____________

 Please check this box if you intend to attend the Annual Meeting in person ☐

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 10-K

(Mark One)
☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2004

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________________ to_________________

Commission file number 001-04668

COASTAL CARIBBEAN OILS & MINERALS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	NONE
State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

Clarendon House
Church Street
Hamilton, Bermuda	HM 11
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(850) 421-2024

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	which registered
NONE

Securities registered pursuant to Section 12(g) of the Act:

Common stock, par value $.12 per share
(Title of Class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     ☒ Yes ☐ No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K §229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act).     ☐ Yes ☒ No

The aggregate market value of the common stock held by non-affiliates of the registrant was approximately $3,074,073 (U.S.) at April 1, 2005.

Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date:

Common stock, par value $.12 per share, 46,211,604 shares outstanding as of May 31, 2005.

DOCUMENTS INCORPORATED BY REFERENCE

None

All monetary figures set forth are expressed in United States currency.

PART I

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this Form 10-K and the documents incorporated by reference in evaluating the Company. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected.

After years of litigation against the State of Florida (the “State”) in an effort to secure drilling permits to use its Leases or to secure compensation for the taking of those Leases, the Company, along with its majority owned subsidiary Coastal Petroleum Company and royalty holders, has entered into an agreement (the Agreement) with the State through which the Company will surrender the Leases and the Company will receive compensation from the State. Recent court decisions against the Company and its subsidiary and the State’s continuing anti-drilling policies have made it clear that Coastal Petroleum will not be allowed to drill on its Leases and, despite that fact, the courts have not found that the Leases were taken and have not awarded the Company compensation. The Company has also been unable to raise additional funds to continue operations and has only survived this last year on loans from officers of the Company. Under the Agreement with the State, the Company will receive and distribute the following:

Agreement with the State	$12,500,000

To Lykes Mineral Corporation	1,390,000
To Outside Royalty Holders	2,225,000

To the Company and its Subsidiary	8,885,000

To Settlement Consultant	465,000
To Company Creditors (as of April 30, 2005)
CCO	230,000
CPC	2,265,000
Amount to Company and Subsidiary
After payment to Creditors	$5,925,000

The other shareholders of Coastal Petroleum have agreed to sell their shares back to Coastal Petroleum for a total of $801,923.03 out of the remaining funds in the subsidiary. Coastal will then own 100% of the subsidiary.

RISKS RELATED TO OUR BUSINESS AND THE LITIGATION

We may be forced to wind up the Company or forced into insolvent liquidation.

The Company’s current liabilities exceed its current assets. Certain creditors of the Company have deferred payment of amounts owed to them. There is no assurance that those creditors will continue to permit the Company to defer payments of amounts owed.

The Company has limited funds to continue its operations. In the event the Agreement is not finally consummated and unless the Company is able to raise adequate additional funds to continue its business, the Company may be required to wind up the Company or forced into insolvent liquidation under the laws of Bermuda within the next several months.

We have a history of losses and anticipate further losses, which could cause us to discontinue our business.

Our business has never had substantial revenues and has operated at a loss in each year since our inception in 1953. We recorded a loss of $673,000 for the year ended December 31, 2004, a loss of $1,008,000 for the year 2003 and a loss of $2,448,000 for the year 2002. In the event the Agreement is not finally consummated and if we continue to sustain losses and are unable to achieve profitability, we may not be able to continue our business and may have to curtail, suspend or cease operations.

Our auditors have expressed the view that our negative working capital, stockholders' deficit and capital deficiencies raise substantial doubt about our ability to continue as a going concern.

Our auditors have included an explanatory paragraph in their report for the year ended December 31, 2004, indicating there is substantial doubt regarding our ability to continue as a going concern. The financial statements included elsewhere in this prospectus do not include any adjustments to asset values or recorded liability amounts that might be required in the event we are unable to continue as a going concern. You should also see Note 1 to our financial statements regarding the uncertainty as to our ability to continue as a going concern.

Without additional financing, we only have enough liquid assets on hand to continue to operate the Company for part of the year 2005.

If the Agreement is consummated, we believe that funds on hand will be sufficient to permit us to continue to operate through 2005. However, in the event the Agreement is not finally consummated, we may have to suspend or cease operations unless and until we can secure additional financing or privately sell additional shares of our stock. We currently do not have any commitments for additional financing. We may be unable to obtain additional financing in the future on acceptable terms or at all.

We believe that our funds on hand and certain loan committements from our directors will be sufficient to permit us to continue to operate through June of 2005. After that time, we may have to suspend or cease operations unless and until we can secure additional financing. In 2004 certain of our directors, officers, legal counsel and administrative consultants agreed to continue deferring the payment of their salaries and fees. At December 31, 2004, the amount of salaries and fees deferred totaled approximately $1,594,000. We currently do not have any commitments for additional financing. We may be unable to obtain additional financing in the future on acceptable terms or at all.

The State of Florida has far greater resources than we do to prosecute the litigation.

The State of Florida utilizes lawyers from the Florida Attorney General's Office, the Department of Environmental Protection and at least two private law firms to represent its interests in the litigation still pending. In the event that the Agreement is not finally consummated and our funds exhausted before the conclusion of the litigation, we may be unable to conclude the litigation and might be required to cease business.

If the amount of money we recover from the State of Florida is inadequate to cover our costs, we may be forced to cease operations.

The State of Florida utilizes lawyers from the Florida Attorney General's Office, the Department of Environmental Protection and at least two private law firms to represent its interests in the litigation still pending. In the event that the agreement is not finally consummated and our funds are exhausted before the conclusion of the litigation, we may be unable to conclude the litigation and might be required to cease business.

Coastal Caribbean is currently a passive foreign investment company, or PFIC, for U. S. Federal income tax purposes, which could result in negative tax consequences to you.

If, for any taxable year, our passive income or our assets that produce passive income exceed levels provided by U.S. law, we would be a "passive foreign investment company," or PFIC, for U.S. federal income tax purposes. For the years 1987 through 2004, Coastal Caribbean's passive income and assets that produce passive income exceeded those levels and for those years Coastal Caribbean constituted a PFIC. Based upon Coastal Caribbean's current passive income, it is likely that Coastal Caribbean will be classified as a PFIC in 2005. If Coastal Caribbean is a PFIC for any taxable year, then our U.S. shareholders potentially would be subject to adverse U.S. tax consequences of holding and disposing of shares of our common stock for that year and for future tax years. Any gain from the sale of, and certain distributions with respect to, shares of our common stock, would cause a U.S. holder to become liable for U.S. federal income tax under Code section 1291 (the interest charge regime). The tax is computed by allocating the amount of the gain on the sale or the amount of the distribution, as the case may be, to each day in the U.S. shareholder’s holding period. To the extent that the amount is allocated to a year, other than the year of the disposition or distribution, in which the corporation was treated as a PFIC with respect to the U.S. holder, the income will be taxed as ordinary income at the highest rate in effect for that year, plus an interest charge.

Please see a discussion of these consequences below in Item 5. Market for the Company’s Common Stock and Related Stockholder Matters. We encourage you to consult with a personal tax advisor for advice relating to the potential adverse tax consequences related to an investment in our common shares.

Our Bye-Laws contain provisions which may limit a shareholder's efforts to influence our policies and prevent or delay a change in control of our Company.

Bye-Law 1 provides that any matter to be voted on at any meeting of shareholders must be approved not only by a simple majority of the shares voted at such meeting, but also by a majority of the shareholders present in person or by proxy and entitled to vote at the meeting. This provision may have the effect of making it more difficult to take corporate action than customary "one share one vote" provisions, because it may not be possible to obtain the necessary majority of both votes. As a consequence, Bye-Law 1 may make it more difficult that a takeover of the company will be consummated, which could prevent the company's shareholders from receiving a premium for their shares. In addition, an owner of a substantial number of shares of our common stock may be unable to influence our policies and operations through the shareholder voting process (e.g., to elect directors).

Our Bye-Laws also require the approval of 75% of the voting shareholders and of the voting shares for the consummation of any business combination (such as a merger, amalgamation or acquisition proposal) involving our company. This higher vote requirement may deter business combination proposals which shareholders may consider favorable.

We are unable to pay dividends.

We have never declared or paid dividends on our common stock and do not anticipate declaring or paying any dividends in the foreseeable future. We plan to retain any future earnings to reduce our deficit accumulated during the development stage of $40,124,000 at December 31, 2004 and to finance our operations.

Any dividends would be subject to a 30% withholding tax.

We are a Bermuda corporation. Bermuda currently imposes no taxes on corporate income or capital gains realized outside of Bermuda. However, any dividends we receive from Coastal Petroleum are subject to a 30% United States withholding tax.

RISKS RELATED TO OUR INDUSTRY

Compliance with environmental and other governmental regulations could be costly.

Our operations and right to obtain interests in and hold properties or to conduct our business might be affected to an unpredictable extent by limitations imposed by the laws and regulations which are now in effect or which might be adopted by the jurisdictions in which we carry on our business.

Further measures that have been or might be imposed include increased bond requirements, conservation, proration, curtailment, cessation or other forms of limiting or controlling production of hydrocarbons or minerals, as well as price controls or rationing or other similar restrictions. In particular, environmental control and energy conservation laws and regulations adopted by federal, state and local authorities may have to be complied with.

We face strong competition from larger oil and gas companies that may impair our ability to carry on operations.

We plan to operate in the highly competitive areas of oil and gas exploration, development and production. We might not be able to compete with, or enter into cooperative relationships with, our potential competitors, which include major integrated oil companies, substantial independent energy companies, affiliates of major interstate and intrastate pipelines and national and local gas gatherers. If we were unable to establish and maintain competitiveness, our business would be threatened.

Many of our competitors possess greater financial, technical and other resources than we do. Factors which affect our ability to successfully compete in the marketplace include:

•	the financial resources of our competitors;

•	the availability of alternate fuel sources; and

•	the costs related to the extraction and transportation of oil and gas.

Cautionary Statement About Forward-Looking Statements

In this Form 10-K and the documents that we incorporate by reference, we make statements that relate to our future plans, objectives, expectations and intentions that involve risks and uncertainties. We have based these statements on our current expectations and projections about future events. These statements may be identified by the use of words such as "expect," "anticipate," "intend," "plan," "believe" and "estimate" and similar expressions. Any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

Forward-looking statements necessarily involve risks and uncertainties. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the "Risk Factors" section above and elsewhere in this Form 10-K. The factors set forth in the Risk Factors section and other cautionary statements made in this Form 10-K should be read and understood as being applicable to all related forward-looking statements wherever they appear in this Form 10-K.

All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.	Business

(a)	General Development of Business.

Coastal Caribbean Oils & Minerals, Ltd. (Company or Coastal Caribbean), a Bermuda corporation, has been engaged, through its majority owned subsidiary, Coastal Petroleum Company (Coastal Petroleum), in the exploration for oil and gas reserves. At December 31, 2004, Coastal Caribbean's principal asset was its 58.84% interest in its subsidiary Coastal Petroleum. Coastal Petroleum's principal assets are its nonproducing oil, gas and mineral leases and royalty interests in the State of Florida. Coastal Petroleum is the lessee under State of Florida leases relating to the exploration for and production of oil, gas and minerals on approximately 3,700,000 acres of submerged lands along the Gulf Coast and under certain inland lakes and rivers. The leases provide for a working interest in approximately 1,250,000 acres and a royalty interest in approximately 2,450,000 acres covered by the leases.

Coastal Petroleum has made no commercial discoveries on its leaseholds and for more than 15 years, the State has prevented Coastal from using its leases. Since the late 1980’s the State has used laws, policies and permit denials to prevent and prohibit drilling and production of oil and gas offshore Florida and to deny Coastal the use of its leases. The Company has vigorously litigated to be able to use its leases or to be compensated for the State’s taking of them. During 2004, the Company continued its legal battle by asking the United States Supreme Court to hear its case. However, on June 14, 2004, the United States Supreme Court denied the Writ of Certiorari and no further appeal of that claim can be taken. See Item 3. “Legal Proceedings”.

After the United States Supreme Court refused to hear the case and the Company’s legal options were limited, the State of Florida contacted the Company regarding a possible buyback of the Company’s leases. With limited financial resources to continue the legal fight, which was constrained by the recent court decisions, the Company continued discussions with the State and ultimately, on June 1, 2005 entered an agreement to surrender the leases back to the State of Florida in exchange for compensation as set out below. The Agreement will allow the Company to end all of its current litigation and will provide it the capital to move forward with drilling opportunities in other locations. The Agreement is contingent upon approval of funding by the State, and the Company and other parties to the Agreement providing releases and certain other documents to the State.

A condition of the Agreement is that Coastal Petroleum and the royalty holders be joined in one agreement. Under the Agreement, the State will repurchase Coastal Petroleum’s Leases and the royalties held by various individuals and Coastal Caribbean, for a total of $12.5 million. The parties will also sign mutual releases and will dismiss pending actions against each other. The money received from the State will be divided between the parties in interest. Under the Agreement with the State, the Company will receive and distribute the following:

Agreement with the State	$12,500,000

To Lykes Mineral Corporation	1,390,000
To Outside Royalty Holders	2,225,000

To the Company and its Subsidiary	8,885,000

To Settlement Consultant	465,000
To Company Creditors (as of April 30, 2005)
CCO	230,000
CPC	2,265,000

Amount to Company and Subsidiary After payment to Creditors	$5,925,000

The other shareholders of Coastal Petroleum have agreed to sell their shares back to Coastal Petroleum for a total of $801,923.03 out of the remaining funds in the subsidiary. This would leave Coastal Caribbean, which has 46,211,604 shares outstanding, owning 100% of Coastal Petroleum Company. A copy of the Agreement is attached hereto as Exhibit 10.(h).

The Florida Legislature addressed the funding of this Agreement by the State in the recent legislative session which began in March of this year. The Governor and Cabinet, sitting as the Board of Trustees of the Internal Improvement Trust Fund, approved the Agreement on June 1, 2005. Upon approval of the Legislative Budget Commission, the Company expects to receive the funds after July 1 of this year. The date of closing will also be determined by the time it takes for the parties to collect and exchange with the State the releases and other documents set out in the Agreement. The Company will continue to develop plans for its continued operations.

In recent years the Company has described the valuable prospects that, based upon expert advice, management believes lie offshore Florida on the Company’s leases. However, without a permit to drill those prospects, their value can never be realized. For years the Company litigated against the State of Florida and provided it with every piece of information it requested, in an effort to obtain a permit to drill. That process for a single location took years and cost the Company more than $1 million. The end result was that the State denied the permit based upon a balancing process that gave greater weight to its anti-offshore drilling policy and the environment than to rights of the Company. That process and decision was affirmed on appeal, but the court decision left open the possibility that the State would have to pay compensation for its denial of the use of the leases. The Company filed a claim for compensation for the denial of the use of its lease, but the trial court found that the State did not have to pay compensation, based, in part, upon the nature of the Company’s lease interest. The State has filed motions seeking to extend the Court’s reasoning to the entirety of Coastal’s leases.

In light of the recent decisions, the high cost and futility of pursuing another permit and the Company’s financial condition, management believes that every stone has been turned in efforts to drill on its leases and that the Agreement is in the best interest of the Company and its shareholders. Recent efforts to raise funds have not been successful. The Company has been sustained on loans from officers and grace from some of its creditors. The position of the State of Florida regarding offshore drilling and the enormous cost and toll of litigation required to overcome that position to be able to drill on the leases has discouraged interest in the leases by other operating oil and gas companies. In the past, major oil companies have encountered similar problems and have been unable to explore or develop their leases offshore Florida. As described in this document, a potential option for the Company is dissolution which would take place under Bermuda laws. Based upon advice regarding Bermuda insolvency law, such an insolvency process would have a less favorable result for the Company and shareholders than would the Agreement.

(b)	Financial Information About Industry Segments.

Because the Company has been engaged in only one industry, namely, oil, gas and mineral exploration and development, this item is not applicable to the Company. See Item 8 for general financial information concerning the Company.

(c)	Narrative Description of the Business.

Coastal Caribbean was organized in Bermuda on February 14, 1962. The Company is the successor to Coastal Caribbean Oils, Inc., a Panamanian corporation organized on January 31, 1953 to be the holding company for Coastal Petroleum Company.

Coastal Petroleum caused oil and gas exploration to take place on its leases prior to the beginning of litigation in 1968 but has conducted more limited exploration since that time. Coastal Petroleum believes all drilling and exploration obligations imposed by its leases have been satisfied to date. No commercial oil or gas discoveries have been made on these properties; therefore, the Company has no proved reserves of oil and gas and has had no production. See Item 2. “Properties.”

(i)	Principal Products.

Not applicable.

(ii)	Status of Product or Segment.

Not applicable.

(iii)	Raw Materials.

Not applicable.

(iv)	Patents, Licenses, Franchises and Concessions Held.

See Item 2. “Properties."

The acreage covered by Coastal Petroleum’s leases is located for the most part along offshore areas on the Gulf Coast of Florida and in submerged and unsubmerged lands under certain bays, inlets, riverbeds and lakes, of which Lake Okeechobee is the largest. Coastal Petroleum historically made an annual lease payment of $59,247 to the State of Florida. These lease payments were not made during 2004, pending the outcome of the Agreement with the State of Florida.

See Item 1(a) General Development of Business above for a more complete discussion of the Agreement with the State.

(v)	Seasonality of Business.

The Company's business is not seasonal.

(vi)	Working Capital Items.

The Company has substantially no current assets and a working capital deficit of approximately $2.4 million at December 31, 2004. See Item 8. “Financial Statements and Supplementary Data.”

(vii)	Customers.

Not applicable.

(viii)	Backlog.

Not applicable.

(ix)	Renegotiation of Profits or Termination of Contracts or Subcontracts at the Election of the Government.

Not applicable.

(x)	Competitive Conditions in the Business.

Competition in the oil and gas industry is intense. The Company must compete with companies which have substantially greater resources available to them. In addition, the industry as a whole must compete with other industries in supplying the energy needs of commerce and the general public. Furthermore, competitive conditions may be substantially affected by energy legislation which may be adopted in the future.

(xi)	Research and Development.

Not applicable.

(xii)	Environmental Regulation.

The operations of Coastal Caribbean and its right to obtain interests in and hold properties or to do business may be affected to an unpredictable extent by limitations imposed by the laws and regulations which are now in effect or which may be adopted by the jurisdictions in which the Company carries on its business. Further measures that have been or might be imposed include increased bond requirements, conservation, proration, curtailment, cessation or other forms of limiting or controlling production of hydrocarbons or minerals, as well as price controls or rationing or other similar restrictions. In particular, environmental control and energy conservation laws and regulations adopted by federal, state and local authorities may have to be complied with.

(xiii)	Number of Persons Employed by Registrant.

The Company currently has one employee. The Company relies heavily on consultants for legal, accounting, geological and administrative services. The Company uses consultants because it believes it is more cost effective than employing a larger full time staff.

(d)	Financial Information About Foreign and Domestic Operations and Export Sales.

(1)	Identifiable Assets.

All of the Company's assets are located in the United States. See Item 1(a) “General Development of Business.”

Since the Company is a development stage company, the balance of the information required under this paragraph is not applicable to the Company. See Item 8. “Financial Statements and Supplementary Data.”

(2)	Risks Attendant to Foreign Operations.

Not applicable.

(3)	Data which are not Indicative of Current or Future Operations.

Not applicable.

Item 2.	Properties

Properties

The discussion herein relating to the Company’s properties is qualified in its entirety by the discussion in Item. 3 “Legal Proceedings” relating to the Florida Litigation especially in repect to the Agreement with the State which, if it is finally completed, will result in the Leases discussed below being surrendered to the State of Florida in return for funds that will be used to carry on operations elsewhere. We have not paid the 2004 annual lease payments, pending the final outcome of the Agreement with the State of Florida.

Coastal Petroleum, a Florida corporation, holds certain working interests in nonproducing oil, gas and mineral leases covering approximately 1,250,000 acres, and a royalty interest in approximately 2,450,000 acres, in and offshore the State of Florida. No commercial oil or gas discoveries have been made on the properties covered by these leases and Coastal Petroleum has no proved reserves of oil or gas and has had no significant production.

In 1941, Arnold Oil Explorations, Inc., renamed Coastal Petroleum Company in 1947, entered into a contract with the Trustees of the Internal Improvement Trust Fund of the State of Florida (Trustees), in whom title to publicly owned lands in the State of Florida, including bottoms of salt and fresh waters, is irrevocably vested, for the exploration of oil, gas and minerals on such lands. Pursuant to an option to lease in this contract, the Trustees and Coastal Petroleum entered into three leases between 1944 and 1946. The acreage covered by these leases is located for the most part along offshore areas on the Gulf Coast of Florida and in submerged lands under certain bays, inlets, riverbeds and lakes, of which Lake Okeechobee is the largest.

In 1968, Coastal Petroleum sued the Secretary of the Army of the United States in a dispute regarding certain mineral rights. In 1969, as part of that litigation, the Trustees claimed that the leases were invalid and had been forfeited. Coastal Petroleum and the Trustees settled their disagreement in 1976.

Under the terms of the 1976 settlement agreement, the two leases (224-A and 224-B) bordering the Gulf Coast were divided into three areas, each running the entire length of the coastline from Apalachicola Bay to the Naples area: (1) The inner area, including rivers, bays, and harbors, extends seaward from the Florida shoreline a distance of 4.36 statute miles (5,280 feet per statute mile) into the Gulf, covers approximately 2.25 million acres, and is subject to a royalty interest payable to Coastal Petroleum. This interest is a 6¼% royalty on the wellhead value of all oil and gas, 25 cents per long ton on sulfur, receivable in cash or in kind at Coastal Petroleum's option, and a 5% royalty on production or the market value of other minerals. (2) The middle area, three statute miles wide and covering more than 800,000 acres, was released by Coastal Petroleum to the Trustees, and Coastal Petroleum has no further interest in the area. (3) Coastal Petroleum presently owns a 100% working interest in the outside area, which extends seaward an additional three statute miles and borders federal offshore acreage. This area, exceeding 800,000 acres, remains subject to royalties payable to the State of Florida of 12½% on oil and gas, $.50 per long ton of sulfur and 10% on other minerals. The Florida legislature has enacted statutes designed to protect the Big Bend Seagrass Aquatic Preserve, an area covering approximately one quarter of Coastal Petroleum's working interest area. However, the legislation and legislative history recognize and preserve Coastal Petroleum's prior rights as granted by the leases.

Coastal Petroleum retains a 100% working interest in 450,000-acre Lake Okeechobee which is a part of Lease 248 and which is also subject to royalties payable to the State of Florida of 12½% on oil and gas, $.50 per long ton of sulfur and 10% on other minerals. Pursuant to its settlement with the State of Florida in 1976, Coastal Petroleum agreed not to conduct exploration, drilling or mining operations on Lake Okeechobee without the prior approval of the State. As to the balance of this lease, covering approximately 200,000 acres, Coastal Petroleum retains royalty interests of 6¼% on oil, gas and sulfur and 5% on other minerals.

Under the 1976 settlement agreement with the Trustees, the three leases have a term of 40 years beginning from January 6, 1976 and require the payment of an annual rental of $59,247, if oil, gas or minerals are being produced in economically sustainable quantities at January 6, 2016, these operations will be allowed to continue until they become uneconomic. Further, the settlement agreement provides that the drilling requirements shall be governed by Chapter 20680, Laws of Florida, Acts of 1941, and that all other drilling requirements are waived. Under the 1941 Act, a lessee is required to drill at least one test well on lands leased in each five-year period under the term of the lease. Coastal Petroleum believes it is current in fulfilling its drilling requirements. The State of Florida has refused Coastal Petroleum the right to drill on Lease 248 since August 10, 1986.

The following charts reflect the acreage and annual rental obligations resulting from the 1976 settlement agreement with the Trustees and the approximate acreage under lease at December 31, 2004:

	Current	Current	Current
	Working	Royalty	Annual
Lease	Interest	Interest	Rental
224-A and 224-B	800,000	2,250,000	$39,261
248	450,000	200,000	19,986
	1,250,000	2,450,000	$59,247

Acreage under lease at December 31, 2004

	Gross Acres (*)		Net Acres (**)
	Undeveloped	Developed	Undeveloped	Developed
Working interest	1,250,000	-0-	1,250,000	-0-
Royalty interest	2,450,000	-0-	153,125	-0-
Total	3,700,000	-0-	1,403,125	-0-

*	A gross acre is an acre in which a working interest is owned.
**
A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

Disclosure Concerning Oil and Gas Operations.

Since the properties in which the Company has interests are undeveloped and nonproducing, items 2 through 4 of Securities Exchange Act Industry Guide 2 are not applicable.

(5)	Undeveloped Acreage.

The Company's undeveloped acreage as of December 31, 2004 was as follows:

	Gross Acres	Net Acres
Working Interest	1,250,000	1,250,000
Royalty Interest	2,450,000	153,125
Total	3,700,000	1,403,125

(6)	Drilling Activity.

None

(7)	Present Activities.

None

(8)	Delivery Commitments.

None

Royalties and Other Interests

In addition to royalties payable to the State of Florida as set forth above, Coastal Petroleum's leases are subject to several royalties and other interests. The leases are presently subject to overriding royalties aggregating 1/16 as to oil, gas and sulphur and 13/600ths as to minerals other than oil, gas and sulphur.

We also have granted to certain officers, directors, counsel and consultants of Coastal Petroleum and Coastal Caribbean the right to receive a percentage of the net recoveries from the Florida Litigation. The costs and fees for the years involved in the Florida litigation exceed the amount of the funds Coastal Petroleum will receive under the Agreement with the State. Therefore, if the Agreement is finally consummated, there is no net recovery and no contingency fees due under the contingent interests granted to officers, directors and counsel. See Item 3. "Legal Proceedings" and Item 13. "Certain Relationships and Related Transactions."

Mineral Rights

Coastal Petroleum's Leases 224-A, 224-B and 248 were determined by a Florida State court in 1960 to cover not only oil, gas and sulphur, but also all other minerals. Subsequent litigation has held that these other minerals do not embrace certain deposits of shell accumulated on water bottoms which had not yet become mineral, and that Lake Hancock is not within the area covered by Lease 224-B. Under the 1976 settlement agreement with the State of Florida, Coastal Petroleum retains a 5% royalty with respect to mineral production. However, it cannot conduct mining operations in 450,000-acre Lake Okeechobee without the prior approval of the State of Florida. Although Coastal Petroleum had conducted limited mineral exploration activities on its leases, the courts during the 1980's limited its rights to mine minerals. Coastal Petroleum has no independent knowledge of commercial deposits on its leases. If the Agreement with the State becomes final, as described in Item 1(a) General Development of Business above, these rights will be surrendered to the State of Florida in exchange for compensation.

Item 3.	Legal Proceedings

Agreement with the State of Florida

For years Coastal Petroleum has litigated against the State in an effort to secure drilling permits and drill for oil off the coast of Florida. The State has denied Coastal Petroleum permission to drill on its Leases, a decision that has been upheld by a Florida court. Florida courts have also denied Coastal Petroleum compensation for a taking of the Leases. Since that time, efforts to secure funding to continue operations have not been successful. Furthermore, the longstanding State policy against any drilling for oil or gas offshore of Florida remains in place with no indication that it will change. In fact, the policy reflects the Florida Statutes which ban drilling for oil and gas in Florida state waters. Given the policy and court decisions, any additional attempt by Coastal Petroleum to secure a permit to drill its Leases is seen by Management as futile.

After the United States Supreme Court refused to hear Coastal Petroleum’s taking case in 2004 and the Company’s legal options were limited, the State of Florida contacted Coastal Petroleum regarding a possible buyback of its leases. With limited financial resources to continue a legal fight which was further frustrated with recent court decisions, Coastal Petroleum continued discussions with the State and ultimately, on June 1, 2005 was joined by Coastal Caribbean in accepting an offer by the State of Florida to repurchase Coastal Petroleum’s Florida Leases. The Company will receive $5.9 million after payment to all creditors. The Agreement will allow the Company to end all of its litigation, including the State’s action for costs against the Company arising from the inverse condemnation trial on Lease 224-A, and will provide it the capital to move forward with drilling opportunities in other locations. The Agreement is conditioned upon approval of funding by the State, and the Company and other parties to the Agreement providing certain documents to the State as outlined above in Item 1(a) General Development of Business. Since the finalization of the Agreement has not yet occurred and is contingent, the following descriptions remain applicable until such finalization does occur.

Florida Litigation

Coastal Petroleum has been involved in various lawsuits for many years. Coastal Petroleum's recent litigation has involved one basic claim: whether the State’s offshore drilling policy and its denial of a permit constitute a taking of Coastal Petroleum’s property. In addition, Coastal Caribbean is a party to another action in which Coastal Caribbean claims that certain of its royalty interests have been confiscated by the State.

Drilling Permit Litigation - Lease Taking Case (Lease 224-A)

Since 1992, Coastal Petroleum has sought a permit from the Florida Department of Environmental Protection (the “DEP”) to drill an exploratory oil and gas well off Apalachicola, Florida. The permit has been repeatedly denied leaving Coastal without a permit and the alternative of seeking compensation for the taking of its lease.

During the past year, Coastal Petroleum continued its legal battle in an attempt to obtain compensation for the taking of its lease. Previously, the trial court ruled that the State’s denial of a permit to drill on Lease 224-A did not constitute an unlawful taking of Coastal Petroleum’s property and that decision was affirmed by the Florida First District Court of Appeal. On April 8, 2004, Coastal Petroleum filed a Petition for Writ of Certiorari with the United States Supreme Court asking the Court to accept jurisdiction to consider the action taken by the trial court as affirmed by the appellate court. The State’s Answer Brief and Coastal’s subsequent Reply Brief were filed by May 21, 2004. On June 14, 2004, the United States Supreme Court denied the Writ of Certiorari, leaving no further avenue of appeal for this claim.

Meanwhile, after the trial in 2002, the State filed a motion for an order by the trial court by which the State seeks to recover $178,315 from Coastal Petroleum, including expert witness fees, deposition costs and copying costs. Coastal Petroleum has filed objections and responses to the State’s motion, objecting to the costs and requesting an evidentiary hearing. On April 9, 2003, the State agreed not to pursue its motion until after conclusion of the appeal in this case and the motion has not been set for hearing. Under the Agreement with the State, this claim would be dismissed.

Ancillary Matters to Lease Taking Case (Lease 224-A)

In 2001, certain holders of royalties, which aggregate approximately 4%, were allowed to intervene on a limited basis in the Lease 224-A takings lawsuit. Counsel for the appealing royalty holders advised Coastal Petroleum that the royalty holders' position is that their interest is worth substantially more than 4% of whatever judgment may be awarded to Coastal Petroleum in the litigation and that they intend to make a claim against any recovery Coastal Petroleum may obtain in the litigation. Coastal Petroleum informed the Circuit Court and counsel for the royalty holders that Coastal Petroleum was not making any claim in the litigation on behalf of any interest the royalty holders may have.

Other Permit Applications

In order to more fully permit the Apalachicola Reef Play, which includes the St. George Island prospect, on October 29, 1998, Coastal Petroleum filed four additional permit applications (1310-1313). The DEP requested additional data for these applications and as of June 1, 2005, Coastal Petroleum had not yet submitted the requested data. Although these applications are still pending, Coastal Petroleum does not believe the DEP will ever grant these permits. Upon the finalization of the Agreement with the State, these permits will be withdrawn.

Coastal Caribbean Royalty Litigation

The offshore areas covered by Coastal Petroleum's original leases (prior to the 1976 settlement agreement) are subject to certain other royalty interests held by third parties, including Coastal Caribbean. In 1994, several of those third parties, including Coastal Caribbean, which has approximately a 12% interest in any recovery for the royalty, instituted a separate lawsuit against the State of Florida. In that lawsuit the royalty holders claim their interests have been confiscated as a result of the State's actions discussed above and that they are entitled to compensation for that taking. The royalty holders were not parties to the 1976 settlement agreement, and the royalty holders contend that the terms of the settlement agreement do not protect the State from taking claims by those royalty holders. The case is still pending in the 2nd Judicial Circuit in Tallahassee, Leon County, Florida. Discovery is proceeding and the State has filed a motion for summary judgment. A hearing on the motion originally set for April 26, 2005 was cancelled in light of the pending Agreement with the State described above. Any recovery made in the royalty holders’ lawsuit would be shared among the various plaintiffs in that lawsuit, including Coastal Caribbean, but not Coastal Petroleum. Upon the finalization of the Agreement with the State, this lawsuit will be dismissed by Coastal Caribbean and the other royalty holders.

Lease Taking Case (Lease 224-B)

In Coastal Petroleum’s case in the Leon County Circuit Court, Florida seeking compensation for the State of Florida’s alleged taking of its property rights to explore for oil and gas within its State Lease 224-B remains pending. During the past year the State filed a motion for summary judgment in this case seeking to end this case. Coastal filed a response and the motion was argued in the Second Judicial Circuit Court for Leon County, Florida on November 10, 2004. The judge did not rule at the hearing, but took the matter under advisement for further consideration. To date there has been no ruling in the case. The judge may grant summary judgment, deny it or partially grant it. A grant of summary judgment on part or all of the case would be a decision by the court on those issues leaving Coastal the option of an appeal to try to have the summary judgment reversed and those matters considered after the trial court receives evidence on those issues. If summary judgment is denied, the case will proceed through discovery and on to trial. Upon the finalization of the Agreement with the State, this lawsuit will be dismissed by the Company.

Counsel

The Tampa, Florida law firm of Gaylord Merlin Ludovici Diaz & Bain was Coastal Petroleum’s principal trial counsel in Coastal Petroleum’s inverse condemnation claim against the State of Florida in Florida Circuit Court (Lease 224-A). Mr. Cary Gaylord was the lead attorney for Gaylord Merlin. Mr. Gaylord has extensive experience in eminent domain and property rights matters. He is a 1969 graduate of the United States Military Academy and a 1974 graduate of the University of Florida Law School.

In addition, Mr. Robert J. Angerer of the law firm of Angerer & Angerer of Tallahassee, Florida assisted Gaylord Merlin in the litigation. Mr. Angerer, age 58, is a 1969 graduate of the University of Michigan and received his law degree with high honors from Florida State University in 1974. Mr. Angerer was elected a member of the Board of Directors of Coastal Caribbean and of Coastal Petroleum on January 30, 2003 and a Vice President of Coastal Caribbean and Coastal Petroleum on February 28, 2003. Angerer & Angerer is the principal counsel in Coastal Petroleum’s inverse condemnation claim regarding Lease 224-B.

Contingency Fees

In 1990, Coastal Petroleum considered that the following firms or individuals were important to the success of the litigation against the State of Florida and agreed to pay them an aggregate of 7.9% in contingent fees based on any net recovery from execution on or satisfaction of judgment or from settlement of the Florida litigation:

Holder	Relationship to Coastal Petroleum at Date of Grant	Net Recovery Percentage
Reasoner, Davis & Fox	Special Counsel	2.00
Robert J. Angerer	Litigation Counsel	1.50
Benjamin W. Heath	Chairman of the Board	1.25
Phillip W. Ware	President	1.25
Murtha Cullina LLP	Securities Counsel to Coastal Caribbean	1.00
James R. Joyce	Assistant Treasurer	.30
Arthur B. O'Donnell	Vice President/Treasurer	.30
James J. Gaughran	Secretary	.30
Total		7.9

In 2004, a contingency fee in favor of Ausley & McMullen, P.A. originally granted in 1996 expired.

The costs and fees for the years involved in the Florida litigation exceed the amount of the funds Coastal Petroleum will receive under the Agreement with the State. Therefore, if the Agreement is finallly consummated, there is no net recovery and no contingency fees due under the contingent interests granted as discussed above.

In addition, Coastal Petroleum has agreed to pay Gaylord Merlin a contingent fee in connection with compensation awarded to Coastal Petroleum for the taking of Lease 224-A, Lease 224-B and Lease 248. Gaylord Merlin has agreed to accept payment of its current accumulated fees and expenses, $783,423, and release any claim to a contingency fee in light of the Agreement with the State.

As part of the process undertaken in arriving at an agreement with the State to repurchase Coastal Petroleum’s Leases, an agreement was entered between the Company and John Aurell authorizing Mr. Aurell to represent the Company as a settlement consultant in discussions with the State. Under the agreement with Mr. Aurell, he will be paid $465,000 if the Agreement with the State is finalized as it is currently structured.

Uncertainty / No Assurances

The Agreement with the State is conditioned upon approval of the funding and submission of documents. If the Agreement does not proceed to finalization, Coastal Petroleum and/or Coastal Caribbean may not prevail on any of the issues set forth above and may not recover compensation for any of their claims. In addition, even if Coastal Petroleum were to prevail on any or all of the issues to be decided, Coastal Caribbean or Coastal Petroleum may not have sufficient financial resources to survive until such decisions become final. In the unlikely event that the State of Florida were to grant a permit to drill any wells for which applications have been filed, the wells drilled may not be successful and may not lead to production of any oil or gas in commercial quantities.

Item 4.	Submission of Matters to a Vote of Security Holders

None.

PART II

Item 5.	Market for the Company's Common Stock, Related Stockholder Matters and Issurer Purchases of Equity Securities

(a)	Market Information.

The principal market for the Company's common stock is in the over-the-counter market on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. under the symbol COCBE.OB. The quarterly high and low closing prices on the Electronic Bulletin Board during the last two years were as follows:

On February 13, 2003, Coastal Caribbean’ shares of common stock were delisted from trading on the Boston Stock Exchange because the Company’s shareholders’ equity was less than the $1,000,000 minimum amount required by the Exchange.

2003	1st quarter	2nd quarter	3rd quarter	4th quarter

High	.25	.16	.51	.45
Low	.10	.09	.16	.05

2004	1st quarter	2nd quarter	3rd quarter	4th quarter

High	.09	.27	.26	.15
Low	.05	.06	.10	.05

(b)	Holders.

The approximate number of record holders of the Company's common stock at May 31, 2005 was 8,200.

(c)	Dividends.

The Company has never declared or paid dividends on its common stock and it does not anticipate declaring or paying any dividends in the foreseeable future. The Company plans to retain any future earnings to reduce the deficit accumulated during the development stage of $40,124,000 at December 31, 2004 and to finance its operations.

The Company's Memorandum of Association and Bye-laws do not permit the Company to repurchase or redeem shares of its common stock.

Foreign Exchange Control Regulations

The Company is subject to the applicable laws of The Islands of Bermuda relating to exchange control, but has the permission of the Foreign Exchange Control of Bermuda to carry on business in, to receive, disburse and hold United States dollars and dollar securities under its designation as an External Account Company. The Company has been advised that, although as a matter of law it is possible for such designation to be revoked, there is little precedent for revocation under Bermuda law.

Income and Withholding Taxes

Coastal Caribbean is a Bermuda corporation. Bermuda currently imposes no taxes on corporate income or capital gains realized outside of Bermuda. Any amounts received by Coastal Caribbean from United States sources as dividends, interest, or other fixed or determinable annual or periodic gains, profits and income, will be subject to a 30% United States withholding tax. In addition, any dividends from its domestic subsidiary, Coastal Petroleum, will not be eligible for the 100% dividends received deduction, which is allowable in the case of a United States parent corporation. Shares of the Company held by persons who are citizens or residents of the United States are subject to federal estate and gift and local inheritance taxation. Any dividends received by such persons will also be subject to federal, State and local income taxation. The foregoing rules are of general application only, and reflect law in force as of the date of this report.

A convention between Bermuda and the United States relating to mutual assistance on tax matters became operative in 1988.

Passive Foreign Investment Company Rules

The Internal Revenue Code of 1986, as amended, provides special rules for distributions received by U.S. holders on stock of a passive foreign investment company (PFIC), as well as amounts received from the sale or other disposition of PFIC stock.

Under the PFIC rules, a non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either (1) at least 75 percent of its gross income is passive income or (2) at least 50 percent of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions. Special rules apply in cases where a foreign corporation owns directly or indirectly at least a 25 percent interest in a subsidiary, measured by value. In this case, the foreign corporation is treated as holding its proportionate share of the assets of the subsidiary and receiving directly its proportionate share of the income of the subsidiary when determining whether it is a PFIC. Thus, Coastal Caribbean would be deemed to receive its pro rata share of the income and to hold its pro rata share of the assets, of Coastal Petroleum.

Based on certain estimates of its gross income and gross assets and the nature of its business, Coastal Caribbean would be classified as a PFIC for the years 1987 through 2004. Once an entity is considered a PFIC for a taxable year, it will be treated as such for all subsequent years with respect to owners holding the stock in a year that it was classified as a PFIC under the income or asset test described above. Whether the Company will be a PFIC under either of these tests in future years will be difficult to determine because the tests are applied annually. Based upon Coastal Caribbean's current passive income, it is likely that Coastal Caribbean will be classified as a PFIC in 2005.

If Coastal Caribbean is classified as a PFIC with respect to a U.S. holder any gain from the sale of, and certain distributions with respect to, shares of our common stock, would cause a U.S. holder to become liable for U.S. federal income tax under Code section 1291 (the interest charge regime). The tax is computed by allocating the amount of the gain on the sale or the amount of the distribution, as the case may be, to each day in the U.S. shareholder’s holding period. To the extent that the amount is allocated to a year, other than the year of the disposition or distribution, in which the corporation was treated as a PFIC with respect to the U.S. holder, the income will be taxed as ordinary income at the highest rate in effect for that year, plus an interest charge. The interest charge would generally be calculated as if the distribution or gain had been recognized ratably over the U.S. holder's holding period (for PFIC purposes) for the shares. To the extent an amount is allocated to the year of the disposition or distribution, or to a year before the first year in which the corporation qualified as a PFIC, the amount so allocated is included as additional gross income for the year of the disposition or distribution. A U.S. holder also would be required to make an annual return on IRS Form 8621 that describes any distributions received with respect to our shares and any gain realized on the sale or other disposition of our shares.

As an alternative to taxation under the interest charge regime, a U.S. holder generally can elect, subject to certain limitations, to annually take into gross income the appreciation or depreciation in our common shares' value during the tax year (mark-to-market election). If a U.S. holder makes the mark-to-market election, the U.S. holder will not be subject to the above-described rule. Instead, if a U.S. holder makes the mark-to-market election, the U.S. holder recognizes each year an amount equal to the difference as of the close of the taxable year between the U.S. holder's fair market value of the common shares and the adjusted basis in the common shares. Losses would be allowed only to the extent of net gain previously included by the U.S. holder under the mark-to-market election for prior taxable years. Amounts included in or deducted from income under the mark-to-market election and actual gains and losses realized upon the sale or disposition of the common shares, subject to certain limitations, will be treated as ordinary gains or losses. If the mark-to-market election is made for a year other than the first year in the U.S. holder’s holding period in which the corporation was a PFIC, the first year’s mark-to-market inclusion, if any, is taxed as if it were a distribution subject to the interest charge regime discussed above.

Another alternative election which would allow a U.S. holder to elect to take its pro rata share of Coastal Caribbean's undistributed income into gross income as it is earned by Coastal Caribbean (QEF election) would only be available to a U.S. holder if Coastal Caribbean provided certain information to the shareholders of Coastal Caribbean. Coastal Caribbean has had no undistributed income for the years 1987 through 2004. If the QEF election is made in a year other than the first year of the U.S. holder’s holding period in which the foreign corporation is a PFIC, both the QEF regime and interest charge regime can apply, unless a special election is made. Under this special election, the taxpayer is treated as if it disposed of its PFIC stock in a transaction subject to the interest charge rules to the extent gain is deemed to be recognized. Once this election is made, the holder will be subject only to the QEF regime.

Recent Sales of Unregistered Securities

None

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None

Item 6.	Selected Consolidated Financial Information

The following selected consolidated financial information (in thousands except for per share amounts) for the Company insofar as it relates to each of the five years in the period ended December 31, 2004 has been extracted from the Company's consolidated financial statements.

	Years ended December 31,
	2004	2003	2002	2001	2000

Net loss	$(673)	$(1,008)	$(2,448)	$(6,585)	$(1,386)

Net loss per share (basic and diluted)	(.01)	(.02)	(.05)	(.15)	(.03)

Cash and cash equivalents and marketable securities	–	3	292	609	2,959

Unproved oil, gas and, mineral properties (full cost method)	–	–	–	–	4,145

Total assets	17	91	707	1,077	7,497

Shareholders' (deficit) equity:
Common stock	5,545	5,545	5,545	5,216	5,216
Capital in excess of par value	32,138	32,138	32,068	31,498	31,498
Deficit accumulated during the development stage	(40,124)	(39,451)	(38,443)	(35,996)	(29,410)
Total shareholders’ (deficit) equity	(2,441)	(1,768)	(830)	718	7,304

Common stock shares outstanding (weighted average)	44,212	44,212	44,734	43,468	40,844

Item 7.	Management's Discussion and Analysis of Financial Condition and Results of Operations

Statements included in Management's Discussion and Analysis of Financial Condition and Results of Operations which are not historical in nature are intended to be forward looking statements. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements. For a discussion of certain risk factors affecting the Company, please see “Risk Factors” above.

Critical Accounting Policies

The Company follows the full cost method of accounting for its oil and gas properties. All costs associated with property acquisition, exploration and development activities whether successful or unsuccessful are capitalized. Since the Company’s properties were undeveloped and nonproducing and the subject of litigation, capitalized costs were not being amortized, however, as more fully described in Note 3, these costs were written off in 2001.

The capitalized costs are subject to a ceiling test which basically limits such costs to the aggregate of the estimated present value discounted at a 10% rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties. The Company assesses whether its unproved properties are impaired on a periodic basis. This assessment is based upon work completed on the properties to date, the expiration date of its leases and technical data from the properties and adjacent areas. These properties are subject to extensive litigation with the State of Florida.

During the year 2001, the Company concluded that its leases had been taken and its property interests were impaired by the actions taken by the State of Florida and therefore, had recorded an impairment charge to reflect the write off of the costs of unproved oil, gas and minerals properties. See Note 4. Litigation. All costs incurred since 2001 in connection with the Company’s Florida leases have been expensed as incurred.

(1)	Liquidity and Capital Resources

Statements included in Management’s Discussion and Analysis of Financial Condition and Results of Operations which are not historical in nature are forward looking statements. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements. Among the risks and uncertainties are:

1.	the uncertainty of any decision favorable to Coastal Petroleum in its litigation against the State of Florida;

2.	the substantial cost of continuing the litigation;

3.	the successful consummation of the Agreement between the Company and the State to surrender the leases in exchange for compensation.

As more fully described in Notes 1 and 4 to the consolidated financial statements, we have a working capital deficiency, have incurred recurring losses and have a deficit accumulated during the development stage. We have been and continue to be involved in several legal proceedings against the State of Florida which has limited our ability to commence development activities on our unproven oil and gas properties or obtain compensation for certain property rights we believe have been taken. These situations raise substantial doubt about our ability to continue as a going concern.

If the Agreement with the State, as described in Item 1(a) General Development of Business, is finalized, the Company will have sufficient funds to pay bills as they come due and to continue operations. Under the Agreement with the State, the Company will receive and distribute the following:

Agreement with the State	$12,500,000

To Lykes Mineral Corporation	1,390,000
To Outside Royalty Holders	2,225,000

To the Company and its Subsidiary	8,885,000

To Settlement Consultant	465,000
To Company Creditors (as of April 30, 2005)
CCO	230,000
CPC	2,265,000

Amount to Company and Subsidiary After payment to Creditors	$5,925,000

The other shareholders of Coastal Petroleum have agreed to sell their shares back to Coastal Petroleum for a total of $801,923.03 out of the remaining funds in the subsidiary. Coastal will then own 100% of the subsidiary.

Our consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities which may result from the outcome of these uncertainties.

Liquidity

The Company currently has a working capital deficiency, has a limited amount of cash, has incurred recurring losses and has a deficit accumulated during the development stage. We have been and continue to be involved in several legal proceedings against the State of Florida which has limited our ability to commence development activities on our unproven oil and gas properties or obtain compensation for certain property rights we believe have been taken. The cost of that litigation has been substantial, which requires the Company to continually obtain additional capital.

At December 31, 2004, Coastal Caribbean had no cash available. The Company has received a commitment from some of its Officers to loan the Company funds during 2005 which management believes should be sufficient to fund the Company’s operations through June 2005, provided that payments to the Company’s litigation counsel and to the Company’s salaried employee are deferred and provided further that payments to other Company counsel are also deferred. These loans totaled approximately $80,000 through December 31, 2004. There can be no assurances that management will continue to make loans to the Company or that these loans will allow the Company to continue operations for any significant length of time.

Certain directors, officers, legal counsel and administrative consultants have agreed to defer the payment of their salaries and fees. At December 31, 2004, the amount of salaries and fees being deferred totaled approximately $1,590,000. The payment due dates for the Company’s annual rental payments on its Florida leases of approximately $59,000 have been extended during the time the State and Coastal have been in discussions and they are currently not due. No amounts have been accrued related to these leases in the current year. The Company may have to suspend or cease operations and may have to wind up the company or be forced into insolvent liquidation under the laws of Bermuda unless and until the Company can secure additional funds for operations.

Coastal Caribbean and Coastal Petroleum have attempted to raise funds from the other shareholders of Coastal Petroleum and from others. Since March 2003, Management has been unsuccessful at raising additional funds.

These situations raise substantial doubt about the Company’s ability to continue as a going concern. However, if the Agreement with the State, as described in Item 1(a) General Development of Business, is finalized, the Company will have sufficient funds to pay bills as they come due and to continue operations. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities, which may result from the outcome of this uncertainty.

(2)	Results of Operations

The Company, a development stage enterprise, has never had substantial revenues and has operated at a loss each year since its inception in 1953. During the three years ended December 31, 2004, the Company spent approximately $2,219,000 on legal expenses primarily for the lawsuits against the State of Florida relating to drilling permits and royalty interests.

2004 vs. 2003

The Company incurred a loss of $673,000 for the year 2004, compared to a loss of $1,008,000 for the year 2003.

Interest income and other income decreased 100% in 2004 to $-0- from $1,000 in 2003 because less funds were available for investment.

Legal fees and costs decreased 4% in 2004 to $327,000 from $342,000 in 2003. Legal fees and costs decreased in 2004 as compared with 2003 due to a reduction in expenditures for legal fees and geological experts related to Company's lawsuit against the State of Florida seeking compensation for the State's alleged taking of its property rights to explore for oil and gas within its state Lease 224-A.

Administrative expenses decreased 55% in 2004 to $208,000 from $458,000 in 2003 primarily because of a reduction in Accounting and administrative expenses and other corporate expenses.

Salaries expense decreased 5% in 2004 to $113,000 from $119,000 in 2003 due to the reduction in personnel from two individuals to one for the entire year.

Shareholder communications decreased 19% in 2004 from $25,000 compared to $31,000 in 2003. These costs remain low because there was no annual meeting of shareholders held in 2004 or 2003.

Write off of unproved properties decreased 100% in 2004 from $-0- compared to $59,000 in 2003 as the Company has continued to conclude that the value of its leases had been taken and its property interests had been impaired by actions taken by the State of Florida. All costs incurred in 2003 in connection with the Company’s Florida leases have been expensed as incurred. No amounts were paid in 2004 for these leases as the payment dates have been extended during discussion with the State of Florida.

2003 vs. 2002

The Company incurred a loss of $1,008,000 for the year 2003, compared to a loss of $2,488,000 for the year 2002.

Interest income and other income decreased 86% from $7,000 in 2002 to $1,000 in 2003 because less funds were available for investment and in part due to lower interest rates.

Legal fees and costs decreased 78% to $342,000 for 2003 from $1,549,000 in 2002. Legal fees and costs decreased in 2003 as compared with 2002 due to a reduction in expenditures for legal fees and fees paid to geological experts related to the trial of the Company's lawsuit against the State of Florida seeking compensation for the State's alleged taking of its property rights to explore for oil and gas within its state Lease 224-A.

Administrative expenses decreased 31% in 2003 to $458,000 from $662,000 in 2002 primarily because of a reduction in the cost of liability insurance and a reduction in Accounting and Administrative costs resulting from the closing of the Company’s New Jersey office in 2003.

Salaries decreased 22% in 2003 to $119,000 from $152,000 in 2002 as the Company reduced its staff from two to one employee.

Shareholder communications costs decreased to $31,000 in 2003 compared to $32,000 in 2002. These costs remain low because there was no annual meeting of shareholders held in 2003 or 2002.

Write off of unproved properties totaled $59,000 in 2003 and 2002. All costs incurred in 2003 and 2002 in connection with the Company’s Florida leases have been and all future costs will be expensed as incurred.

Item 7A.	Quantitative and Qualitative Disclosure About Market Risk

The Company does not have any significant exposure to market risk as the only market risk sensitive instruments are its investments in marketable securities. At December 31, 2004, the carrying value of such investments (including those classified as cash and cash equivalents) was approximately $179, the fair value was $179 and the face value was $179. Since the Company expects to hold the investments to maturity, the maturity value should be realized.

Item 8.	Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Coastal Caribbean Oils & Minerals, Ltd.

We have audited the accompanying consolidated statements of operations, cash flows, and common stock and capital in excess of par value of Coastal Caribbean Oils & Minerals, Ltd. (a development stage company) for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Coastal Caribbean Oils & Minerals, Ltd. for the year ended December 31, 2002 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Notes 1 and 4 to the consolidated financial statements, the Company has a working capital deficiency, has incurred recurring losses and has a deficit accumulated during the development stage. In addition, the Company has been and continues to be involved in several legal proceedings against the State of Florida which have limited the Company's ability to commence development activities on its unproved oil and gas properties or obtain compensation for certain property rights it believes have been confiscated. These situations raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that may result from the outcome of these uncertainties.

/s/ Ernst & Young LLP
February 12, 2003
Stamford, Connecticut

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,
Coastal Caribbean Oils & Minerals, Ltd.:

We have audited the accompanying consolidated balance sheets of Coastal Caribbean Oils & Minerals, Ltd. (a development stage company) as of December 31, 2004 and 2003, and the related consolidated statements of operations, cash flows and common stock and capital in excess of par value for the years ended December 31, 2004 and 2003 and for the period from January 31, 1953 (inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Coastal Caribbean Oils & Minerals, Ltd. as of December 31, 2004 and 2003, and the consolidated results of its operations and cash flows for the year ended December 31, 2004 and 2003 and for the period from January 31, 1953 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Notes 1 and 4 to the consolidated financial statements, the Company had a working capital deficiency, has incurred recurring losses and has a deficit accumulated during the development stage. In addition, the Company has been and continues to be involved in several legal proceedings against the State of Florida which have limited the Company’s ability to commence development activities on its unproved oil or gas properties or obtain compensation for certain property rights it believes have been confiscated. These situations raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classifications or liabilities that may result from the outcome of these uncertainties.

/s/ James Moore & Co., P.L.

March 17, 2005, except for Note 10,
as to which the date is May 16, 2005
Gainesville, Florida

COASTAL CARIBBEAN OILS & MINERALS, LTD.
(A Bermuda Corporation)
A Development Stage Company

CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	December 31,
	2004	2003

Assets
Current assets:
Cash and cash equivalents	$179	$2,875
Prepaid expenses and other	16,322	87,947
Total current assets	16,501	90,822

Contingent litigation claim (Note 4)	–	–

Total assets	$16,501	$90,822

Liabilities and Shareholders’(Deficit) Equity
Current liabilities:
Accounts payable and accrued liabilities	$863,127	$805,110
Amounts due to related parties	1,594,369	1,053,800
Total current liabilities	2,457,496	1,858,910

Minority interests	–	–

Shareholders' (deficit) equity:
Common stock, par value $.12 per share:
Authorized - 250,000,000 shares Outstanding - 46,211,604 shares, respectively	5,545,392	5,545,392
Capital in excess of par value	32,137,811	32,137,811
	37,683,203	37,683,203
Deficit accumulated during the development stage	(40,124,198)	(39,451,291)
Total shareholders’ (deficit) equity	(2,440,995)	(1,768,088)
Total liabilities and shareholders’ (deficit) equity	$16,501	$90,822

See accompanying notes.

COASTAL CARIBBEAN OILS & MINERALS, LTD.
(A Bermuda Corporation)
A Development Stage Company

CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in U.S. Dollars)

				For the period from
				Jan. 31, 1953
				(inception)
	Years ended December 31,			to
	2004	2003	2002	Dec. 31, 2004

Interest and other income	$1	$658	$7,357	$3,877,571

Expenses:
Legal fees and costs	327,091	342,451	1,549,178	16,899,679
Administrative expenses	208,414	457,649	662,390	9,735,693
Salaries	112,838	118,745	151,800	3,755,811
Shareholder communications	24,565	30,746	32,286	3,973,092
Write off of unproved properties	–	59,247	59,247	5,560,494
Exploration costs	–	–	–	247,465
Lawsuit judgments	–	–	–	1,941,916
Minority interests	–	–	–	(632,974)
Other	–	–	–	364,865
Contractual services	–	–	–	2,155,728
	672,908	1,008,838	2,454,901	44,001,769

Net loss	$(672,907)	$(1,008,180)	$(2,447,544)

Deficit accumulated during the development stage				$(40,124,198)

Net loss per share based on weighted average number of shares outstanding during the period:
Basic and diluted EPS	$(.01)	$(.02)	$(.05)

Weighted average number of shares outstanding (basic and diluted)	46,211,604	46,211,604	44,734,456

See accompanying notes.

COASTAL CARIBBEAN OILS & MINERALS, LTD.
(A Bermuda Corporation)
A Development Stage Company

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)

				For the period from
				Jan. 31, 1953
				(inception)
	Years ended December 31,			To
	2004	2003	2002	Dec. 31, 2004

Operating activities:
Net loss	$(672,907)	$(1,008,180)	$(2,447,544)	$(40,124,199)
Adjustments to reconcile net loss to net cash used in operating activities:
Minority interest	–	–	–	(632,974)
Write off of unproved properties	–	59,247	59,247	5,619,741
Common stock issued for services	–	–	–	119,500
Compensation recognized for stock option grant	–	–	–	75,000
Recoveries from previously written off properties	–	–	–	252,173
Net change in:
Prepaid expenses and other	71,625	326,752	(52,500)	(16,323)
Accrued liabilities	518,296	322,208	1,178,082	2,377,208
Other assets	–	–	90,391	–
Net cash used in operating activities	(82,986)	(299,973)	(1,172,324)	(32,329,874)

Investing activities:
Additions to oil, gas, and mineral properties net of assets acquired form common stock and reimbursement	–	(59,247)	(59,247)	(3,740,182)
Proceeds from relinquishment of surface rights	–	–	–	246,733
Notes receivable	–	–	15,000	–
Purchase of fixed assets	–	–	–	(61,649)
Net cash provided by (used in) investing activities	–	(59,247)	(44,247)	(3,555,098)

Financing activities:
Loans from Officers	80,290	–	–	80,290
Sale of common stock, net of expenses	–	–	899,642	30,380,612
Shares issued upon exercise of options	–	–	–	884,249
Sale of shares by subsidiary	–	70,000	–	820,000
Sale of subsidiary shares	–	–	–	3,720,000
Net cash provided by financing activities	80,290	70,000	899,642	35,885,151
Net increase (decrease) in cash and cash equivalents	(2,696)	(289,220)	(316,929)	179
Cash and cash equivalents at beginning of period	2,875	292,095	609,024	–
Cash and cash equivalents at end of period	$179	$2,875	$292,095	$179

See accompanying notes.

COASTAL CARIBBEAN OILS & MINERALS, LTD.
(A Bermuda Corporation)
A Development Stage Company

CONSOLIDATED STATEMENT OF COMMON STOCK
AND CAPITAL IN EXCESS OF PAR VALUE
(Expressed in U.S. dollars)
For the period from January 31, 1953 (inception) to December 31, 2004

			Capital in
	Number of	Common	Excess
	Shares	Stock	of Par Value

Shares issued for net assets and unrecovered costs at inception	5,790,210	$579,021	$1,542,868
Sales of common stock	26,829,486	3,224,014	16,818,844
Shares issued upon exercise of stock options	510,000	59,739	799,760
Market value ($2.375 per share) of shares issued in 1953 to acquire an investment	54,538	5,454	124,074
Shares issued in 1953 in exchange for 1/3rd of a 1/60th overriding royalty (sold in prior year) in nonproducing leases of Coastal Petroleum	84,210	8,421	–
Market value of shares issued for services rendered during the period 1954-1966	95,188	9,673	109,827
Net transfers to restate the par value of common stock outstanding in 1962 and 1970 to $0.12 per share	–	117,314	(117,314)
Increase in Company's investment (equity) due to capital transactions of Coastal Petroleum in 1976	–	–	117,025
Balance at December 31, 1990	33,363,632	4,003,636	19,395,084
Sale of subsidiary shares	–	–	300,000
Balance at December 31, 1991	33,363,632	4,003,636	19,695,084
Sale of subsidiary shares	–	–	390,000
Balance at December 31, 1992	33,363,632	4,003,636	20,085,084
Sale of subsidiary shares	–	–	1,080,000
Balance at December 31, 1993	33,363,632	4,003,636	21,165,084
Sale of subsidiary shares	–	–	630,000
Balance at December 31, 1994	33,363,632	4,003,636	21,795,084
Sale of subsidiary shares	–	–	600,000
Balance at December 31, 1995	33,363,632	4,003,636	22,395,084
Sale of common stock	6,672,726	800,727	5,555,599
Sale of subsidiary shares	–	–	480,000
Exercise of stock options	10,000	1,200	12,300
Balance at December 31, 1996	40,046,358	4,805,563	28,442,983
Sale of subsidiary shares	–	–	240,000
Exercise of stock options	10,000	1,200	10,050
Balance at December 31, 1997,1998 and 1999	40,056,358	4,806,763	28,693,033
Sale of common stock	3,411,971	409,436	2,729,329
Compensation recognized for stock option grant	–	–	75,000
Balance at December 31, 2000 and 2001	43,468,329	5,216,199	31,497,362
Sale of common stock	2,743,275	329,193	570,449
Balance as of December 31, 2002	46,211,604	5,545,392	32,067,811
Sale of subsidiary shares	–	–	70,000
Balance as of December 31, 2003 and 2004	46,211,604	$5,545,392	$32,137,811

See accompanying notes.

COASTAL CARIBBEAN OILS & MINERALS, LTD.
Notes to Consolidated Financial Statements
December 31, 2004

1.	Summary of signifcant accounting policies

Consolidation

The accompanying consolidated financial statements include the accounts of Coastal Caribbean Oils & Minerals, Ltd., a Bermuda corporation (Coastal Caribbean) and its majority owned subsidiary, Coastal Petroleum Company (Coastal Petroleum), referred to collectively as the Company. The Company, which has been engaged in a single industry and segment, is considered to be a development stage company since its exploration for oil, gas and minerals has not yielded any significant revenue or reserves. All intercompany transactions have been eliminated. Certain prior year amounts have been reclassified to conform with the current year presentation.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with maturities of three months or less at the date of acquisition to be cash equivalents.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The outcome of the litigation and the ability to develop the Company’s oil and gas properties will have a significant effect on the Company’s financial position and results of operations. Actual results could differ from those estimates.

Unproved Oil, Gas and Mineral Properties

The Company follows the full cost method of accounting for its oil and gas properties. All costs associated with property acquisition, exploration and development activities whether successful or unsuccessful are capitalized.

The Company’s properties are undeveloped and nonproducing and the subject of litigation. Prior to 2001, capitalized costs were not being amortized. Since 2001, all costs associated with oil and gas properties are deemed impaired and have been expensed. See Notes 3 and 4.

The capitalized costs are subject to a ceiling test which basically limits such costs to the aggregate of the estimated present value discounted at a 10% rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

The Company assesses whether its unproved properties are impaired on a periodic basis. This assessment is based upon work completed on the properties to date, the expiration date of its leases and technical data from the properties and adjacent areas. These properties are subject to extensive litigation with the State of Florida.

Sale of Subsidiary Shares

All amounts realized from the sale of Coastal Petroleum shares have been credited to capital in excess of par value.

COASTAL CARIBBEAN OILS & MINERALS, LTD.
Notes to Consolidated Financial Statements
December 31, 2004

1.	Summary of significant accounting policies (Cont'd)

Loss Per Share

Loss per common share is based upon the weighted average number of common and common equivalent shares outstanding during the period. The Company’s basic and diluted calculations of EPS are the same because the exercise of options is not assumed in calculating diluted EPS, as the result would be anti-dilutive (the Company has continuing losses).

Financial instruments

The carrying value for cash and cash equivalents, and accounts payable approximates fair value based on anticipated cash flows and current market conditions.

Stock Options

The company follows the disclosure provisions of Statement of Financial Accounting Standards (SFAS or Statement) No. 148, “Accounting for Stock-Based Compensation -- Transition and Disclosure”, which amends SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation, which was originally provided under SFAS No. 123.

At December 31, 2004, the Company maintains one stock-based employee compensation plan (see note 6, Stock Option Plan). The Company accounts for the employee stock compensation plan in accordance with the intrinsic value-based method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” No stock-based employee compensation expense is reflected in net loss as all options granted under the plans have an exercise price equal to the fair market value of the underlying common stock on the date of grant.

New Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) has issued several new standards which have implementaion dates subsequent to the Company’s year end. Management does not believe that any of these new standards will have a material impact on the Company’s financial position, results of operations or cash flows.

Going Concern

The Company has a working capital deficiency, has a limited amount of cash, has incurred recurring losses and has a deficit accumulated during the development stage. We have been and continue to be involved in several legal proceedings against the State of Florida which has limited our ability to commence development activities on our unproven oil and gas properties or obtain compensation for certain property rights we believe have been taken. The cost of that litigation has been substantial, which has required the Company to continually obtain additional capital.

The Company is currently in discussions with the State of Florida regarding a final settlement of all litigation. See Note 10.

COASTAL CARIBBEAN OILS & MINERALS, LTD.
Notes to Consolidated Financial Statements
December 31, 2004

1.	Summary of significant accounting policies (Cont'd)

The Company has received a commitment from some of its Officers to loan the Company funds during 2005 which management believes should be sufficient to fund the Company’s operations through June 2005, provided that payments to the Company’s litigation counsel and to the Company’s salaried employee are deferred and provided further that payments to other Company counsel are also deferred. These loans totaled approximately $80,000 through December 31, 2004. There can be no assurances that management will continue to make loans to the Company or that these loans will allow the Company to continue operations for any significant length of time. The Company may have to suspend or cease operations and may have to wind up the Company or be forced into insolvent liquidation under the laws of Bermuda unless and until the Company can secure additional financing.

These situations raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities, which may result from the outcome of this uncertainty.

2.	Coastal Petroleum Company - Minority Interests

In 1992, Coastal Caribbean granted Lykes Minerals Corp. (Lykes), a wholly owned subsidiary of Lykes Bros. Inc., an option to acquire 78 shares of Coastal Petroleum at $40,000 per share. Lykes exercised all of its options to purchase Coastal Petroleum shares at a total cost of $3,120,000 and as of December 31, 2004 and 2003, held 26.35% Coastal Petroleum, respectively. See Note 10.

The Lykes agreement provides that Lykes is entitled to exchange each Coastal Petroleum share for 100,000 Coastal Caribbean shares, subject to adjustment for dilution and other factors. If fully exercised, that entitlement would leave Lykes with about 15% of Coastal Caribbean's outstanding shares. Lykes also has the right to exchange Coastal Petroleum shares for overriding royalty interests in Coastal Petroleum's properties. If Lykes were to exchange its 26.35% interest in Coastal Petroleum for a royalty interest, its overriding royalty interest in Coastal Petroleum's working-interest acreage would be 3.3%.

Coastal Petroleum shares were owned as follows:

	December 31, 2004		December 31, 2003
	Shares	%	Shares	%
Coastal Caribbean	173	58.45	173	58.45
Lykes	78	26.35	78	26.35
Others	45	15.20	45	15.20
	296	100.0	296	100.0

Coastal Caribbean has been funding the Florida litigation of Coastal Petroleum, its majority owned subsidiary and paying its operating expenses. This investment has been eliminated in consolidation, as Coastal Caribbean is required to record 100% of the losses of Coastal Petroleum because the minority interests have been fully liquidated and have no further obligation to fund Coastal Petroleum.

COASTAL CARIBBEAN OILS & MINERALS, LTD.
Notes to Consolidated Financial Statements
December 31, 2004

3.	Unproved Oil, Gas and Mineral Properties

Coastal Petroleum holds three unproved and nonproducing oil, gas and mineral leases granted by the Trustees of the Internal Improvement Fund of the State of Florida (Trustees). These leases cover submerged and unsubmerged lands, principally along the Florida Gulf Coast, and certain inland lakes and rivers throughout the State.

The two leases bordering the Gulf Coast have been divided into three areas, each running the entire length of the coastline from Apalachicola Bay to the Naples area. Coastal Petroleum has certain royalty interests in the inner area, no interest in the middle area and a 100% working interest in the outside area.

Coastal Petroleum also has a 100% working interest in Lake Okeechobee, and a royalty interest in other areas. Coastal Petroleum has agreed not to conduct exploration, drilling, or mining operations on said lake, except with prior approval of the Trustees.

The three leases have a term of 40 years from January 6, 1976 and require the payment of annual lease rentals of totaling $59,247; if oil, gas or minerals are being produced in economically sustainable quantities at January 6, 2016, these operations will be allowed to continue until they become uneconomic. The drilling requirements are governed by Chapter 20680, Laws of Florida, Acts of 1941. Under the 1941 Act, a lessee is required to drill at least one test well on lands leased in each five year period under the term of the lease. The Company believes that it is current in fulfilling its drilling requirements.

The working interest areas of the three leases are subject to royalties payable to the Trustees of 12½% on oil and gas, $.50 per long ton of sulfur and 10% on other minerals. The leases are subject to additional overriding royalties which aggregate 1/16th as to oil, gas and sulfur and 13/600ths as to other minerals.

Since 2001, the Company concluded that its property interests were impaired by the actions taken by the State of Florida and therefore recorded an impairment charge to write off its lease costs. See Note 4. Litigation. Although these costs have been written off, the Company still has legal title to the leases. The Company’s annual rental payments on its Florida leases for 2004 have been extended during settlement discussion with the State of Florida (see Note 10).

4.	Litigation

Potential Settlement Agreement with the State of Florida

The Company has negotiated a potential settlement Agreement with the State of Florida of all claims (see Note 10).

Florida Litigation

Coastal Petroleum has been involved in various lawsuits for many years. Coastal Petroleum's current litigation now involves one basic claim: whether the State’s offshore drilling policy and its denial of a permit constitute a taking of Coastal Petroleum’s property. In addition, Coastal Caribbean is a party to another action in which Coastal Caribbean claims that certain of its royalty interests have been confiscated by the State.

COASTAL CARIBBEAN OILS & MINERALS, LTD.
Notes to Consolidated Financial Statements
December 31, 2004

Drilling Permit Litigation - Lease Taking Case (Lease 224-A)

Since 1992, Coastal Petroleum has sought a permit from the Florida Department of Environmental Protection (the “DEP”) to drill an exploratory oil and gas well off Apalachicola, Florida. The permit has been repeatedly denied leaving Coastal without a permit and the alternative of seeking compensation for the taking of its lease.

During the past year, Coastal Petroleum continued its litigation in an attempt to obtain compensation for the taking of its lease. Previously, the trial court ruled that the State’s denial of a permit to drill on Lease 224-A did not constitute an unlawful taking of Coastal Petroleum’s property and that decision was affirmed by the Florida First District Court of Appeal. On April 8, 2004, Coastal Petroleum filed a Petition for Writ of Certiorari with the United States Supreme Court asking the Court to accept jurisdiction to consider the action taken by the trial court as affirmed by the appellate court. The State’s Answer Brief and Coastal’s subsequent Reply Brief were filed by May 21, 2004. On June 14, 2004, the United States Supreme Court denied the Writ of Certiorari, leaving no further avenue of appeal for this claim.

Meanwhile, after the trial in 2002, the State filed a motion for an order by the trial court by which the State seeks to recover $178,315 from Coastal Petroleum, including expert witness fees, deposition costs and copying costs. Coastal Petroleum has filed objections and responses to the State’s motion, objecting to the costs and requesting an evidentiary hearing. On April 9, 2003, the State agreed not to pursue its motion until after conclusion of the appeal in this case and the motion has not been set for hearing.

Ancillary Matters to Lease Taking Case (Lease 224-A)

In 2001, certain holders of royalties, which aggregate approximately 4%, were allowed to intervene on a limited basis in the Lease 224-A takings lawsuit. Counsel for the appealing royalty holders advised Coastal Petroleum that the royalty holders' position is that their interest is worth substantially more than 4% of whatever judgment may be awarded to Coastal Petroleum in the litigation and that they intend to make a claim against any recovery Coastal Petroleum may obtain in the litigation. Coastal Petroleum informed the Circuit Court and counsel for the royalty holders that Coastal Petroleum was not making any claim in the litigation on behalf of any interest the royalty holders may have.

Other Permit Applications

In order to more fully permit the Apalachicola Reef Play, which includes the St. George Island prospect, on October 29, 1998, Coastal Petroleum filed four additional permit applications (1310-1313). The DEP requested additional data for these applications and as of June 2, 2005, Coastal Petroleum had not yet submitted the requested data. Although these applications are still pending, Coastal Petroleum does not believe the DEP will ever grant these permits.

Coastal Caribbean Royalty Litigation

The offshore areas covered by Coastal Petroleum's original leases (prior to the 1976 Settlement Agreement) are subject to certain other royalty interests held by third parties, including Coastal Caribbean. In 1994, several of those third parties, including Coastal Caribbean, which has approximately a 12% interest in any recovery for the royalty, instituted a separate lawsuit against the State of Florida. In that lawsuit the royalty holders claim their interests have been confiscated as a result of the State's actions discussed above and that they are entitled to compensation for that taking. The royalty holders were not parties to the 1976 Settlement Agreement, and the royalty holders contend that the terms of the Settlement Agreement do not protect the State from taking claims by those royalty holders. The case is still pending in the 2nd Judicial Circuit in Tallahassee, Leon County, Florida. Discovery is proceeding and the State has filed a motion for summary judgment. Any recovery made in the royalty holders’ lawsuit would be shared among the various plaintiffs in that lawsuit, including Coastal Caribbean, but not Coastal Petroleum.

COASTAL CARIBBEAN OILS & MINERALS, LTD.
Notes to Consolidated Financial Statements
December 31, 2004

Lease Taking Case (Lease 224-B)

In Coastal Petroleum’s case in the Leon County Circuit Court, Florida seeking compensation for the State of Florida’s alleged taking of its property rights to explore for oil and gas within its State Lease 224-B remains pending. During the past year the State filed a motion for summary judgment in this case seeking to end this case. Coastal filed a response and the motion was argued in the Second Judicial Circuit Court for Leon County, Florida on November 10, 2004. The judge did not rule at the hearing, but took the matter under advisement for further consideration. To date there has been no ruling in the case. The judge may grant summary judgment, deny it or partially grant it. A grant of summary judgment on part or all of the case would be a decision by the court on those issues leaving Coastal the option of an appeal to try to have the summary judgment reversed and those matters considered after the trial court receives evidence on those issues. If summary judgment is denied, the case will proceed through discovery and on to trial.

Contingency Fees

In 1990, Coastal Petroleum agreed to pay an aggregate of 7.9% in contingent fees based on any net recovery from execution on or satisfaction of judgment or from settlement of the Florida litigation to the following:
Holder	Relationship to Coastal Petroleum at Date of Grant	Net Recovery Percentage
Reasoner, Davis & Fox	Special Counsel	2.00
Robert J. Angerer	Litigation Counsel	1.50
Benjamin W. Heath	Chairman of the Board	1.25
Phillip W. Ware	President	1.25
Murtha Cullina LLP	Securities Counsel to Coastal Caribbean	1.00
James R. Joyce	Assistant Treasurer	.30
Arthur B. O'Donnell	Vice President/Treasurer	.30
James J. Gaughran	Secretary	.30
Total		7.9

In 2004, a contingency fee of 0.75% in favor of Ausley & McMullen, P.A. originally granted in 1996 expired.

Under the Agreement, no contingency fees are due as described above as the past costs and fees for the Florida Litigation exceed the amount of funds the Company will receive under the Agreement.

As part of the process undertaken in arriving at an agreement with the State to repurchase Coastal Petroleum’s Leases, an agreement was entered between the Company and John Aurell authorizing Mr. Aurell to represent the Company in discussions with the State. Under the agreement with Mr. Aurell, he will be paid $465,000 if the agreement with the State is finalized as it is currently structured (See Note 10)

COASTAL CARIBBEAN OILS & MINERALS, LTD.
Notes to Consolidated Financial Statements
December 31, 2004

Uncertainty / No Assurances

The Agreement with the State is conditioned upon approval of the funding and submission of documents. If the Agreement is not finalized, Coastal Petroleum and/or Coastal Caribbean may not prevail on any of the issues set forth above and may not recover compensation for any of their claims. In addition, even if Coastal Petroleum were to prevail on any or all of the issues to be decided, Coastal Caribbean or Coastal Petroleum may not have sufficient financial resources to survive until such decisions become final. In the unlikely event that the State of Florida were to grant a permit to drill any wells for which applications have been filed, the wells drilled may not be successful and may not lead to production of any oil or gas in commercial quantities.

5.	Common Stock

The Company's Bye-Law No. 21 provides that any matter to be voted upon must be approved not only by a majority of the shares voted at such meeting, but also by a majority in number of the shareholders present in person or by proxy and entitled to vote thereon.

On July 31, 2002, the Company concluded the sale of 2,743,000 shares at $.50 per share and realized gross proceeds of approximately $1,372,000 ($900,000 after expenses of the offering of $90,391 incurred during 2001 and $381,600 during 2002 for an aggregate of approximately $472,000).

On March 10, 2003, the Company concluded the sale of two shares of Coastal Petroleum at a price of $25,000 per share. On October 7 and 28, 2003, the Company concluded the sale of two shares of Coastal Petroleum at a price of $10,000 per share. The Company realized net proceeds of $70,000 in 2003 for these sales.

There was no activity in Common Stock during 2004.

COASTAL CARIBBEAN OILS & MINERALS, LTD.
Notes to Consolidated Financial Statements
December 31, 2004

5.	Common Stock (Cont.)

The following represents shares issued upon sales of common stock:

	Number	Common	Capital in Excess
Year	of Shares	Stock	of Par Value
1953	300,000	$30,000	$654,000
1954	53,000	5,300	114,265
1955	67,000	6,700	137,937
1956	77,100	7,710	139,548
1957	95,400	9,540	152,492
1958	180,884	18,088	207,135
1959	123,011	12,301	160,751
1960	134,300	13,430	131,431
1961	127,500	12,750	94,077
1962	9,900	990	8,036
1963	168,200	23,548	12,041
1964	331,800	46,452	45,044
1965	435,200	60,928	442,391
1966	187,000	26,180	194,187
1967	193,954	27,153	249,608
1968	67,500	9,450	127,468
1969	8,200	1,148	13,532
1970	274,600	32,952	117,154
1971	299,000	35,880	99,202
1972	462,600	55,512	126,185
1973	619,800	74,376	251,202
1974	398,300	47,796	60,007
1975	–	–	(52,618)
1976	–	–	(8,200)
1977	850,000	102,000	1,682,706
1978	90,797	10,896	158,343
1979	1,065,943	127,914	4,124,063
1980	179,831	21,580	826,763
1981	30,600	3,672	159,360
1983	5,318,862	638,263	1,814,642
1985	–	–	(36,220)
1986	6,228,143	747,378	2,178,471
1987	4,152,095	498,251	2,407,522
1990	4,298,966	515,876	26,319
1996	6,672,726	800,727	5,555,599
2000	3,411,971	409,436	2,729,329
2002	2,743,275	329,193	570,449
	39,657,458	$4,763,370	$25,674,221

The following represents shares issued upon exercise of stock options:

	Number	Common	Capital in Excess
Year	of Shares	Stock	of Par Value
1955	73,000	$7,300	$175,200
1978	7,000	840	6,160
1979	213,570	25,628	265,619
1980	76,830	9,219	125,233
1981	139,600	16,752	227,548
1996	10,000	1,200	12,300
1997	10,000	1,200	10,050
	530,000	$62,139	$822,110

Coastal Caribbean has reserved 7,800,000 shares which may be issued in exchange for Coastal Petroleum shares, as described in Note 2.

COASTAL CARIBBEAN OILS & MINERALS, LTD.
Notes to Consolidated Financial Statements
December 31, 2004

6.	Stock Option Plan

The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25) and related Interpretations in accounting for its stock options because the alternative fair value accounting provided under FASB Statement No. 123, “Accounting for Stock Based Compensation,” requires use of option valuation models that were not developed for use in valuing stock options. Under APB No. 25, because the exercise price of the Company’s stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

During 1995, the Company adopted a Stock Option Plan covering 1,000,000 shares of the Company’s common stock. The following table summarizes stock option activity:

Options outstanding	Number of Shares	Exercise Price ($)
Outstanding and exercisable at December 31, 2002	925,000	.91 -2.625
Expired	(225,000)	1.13-2.625
Outstanding and exercisable at December 31, 2003 and 2004	700,000.91
Available for grant at December 31, 2004	75,000

Summary of Options Outstanding at December 31, 2004

Year Granted	Number of Shares	Expiration Date	Exercise Prices ($)

Granted 2000	700,000	Mar. 22, 2010	.91

7.	Income taxes

Bermuda currently imposes no taxes on corporate income or capital gains outside of Bermuda. The Company’s subsidiary, Coastal Petroleum, has U.S. net operating loss carry forwards for federal and state income tax purposes, which may be used to reduce its taxable income, if any, during future years which aggregated approximately $10,700,000 at December 31, 2004 ($11,400,000 at December 31, 2003) and expire in varying amounts from 2004 through 2024 as follows: $550,000 in 2005, $418,000 in 2006, $549,000 in 2007, $480,000 in 2009, $571,000 in 2010, $955,000 in 2011, $1,281,000 in 2012, $757,000 in 2018, $622,000 in 2019, $749,000 in 2020, $1,884,000 in 2021, $1,693,000 in 2022, $132,000 in 2023 and $51,000 in 2024. For financial reporting purposes, a valuation allowance has been recognized to offset the deferred tax assets relating to those carry forwards. Significant components of the Company’s deferred tax assets were as follows:

	2004	2003
Net operating losses	$4,024,000	$4,284,000
Accruals to related parties	268,000	123,000
Write off of unproved properties	1,831,000	1,831,000
Total deferred tax assets	6,123,000	6,238,000
Valuation allowance	(6,123,000)	(6,238,000)
Net deferred tax assets	$–	$–

COASTAL CARIBBEAN OILS & MINERALS, LTD.
Notes to Consolidated Financial Statements
December 31, 2004

8.	Related party transactions:

Loans

During 2004 and 2003, Robert Angerer Sr. and Phillip Ware loaned the Company a total of $89,000 and $17,000 and were owed $106,000 and $17,000 at December 31, 2004 and 2003, respectively.

Legal Services

The Company was billed annually $288,000, in fees by Angerer & Angerer during 2004, 2003, and 2002. Robert Angerer, Sr. was elected a director of Coastal Caribbean and of Coastal Petroleum on January 30, 2003 and a Vice President of Coastal Caribbean and Coastal Petroleum on February 28, 2003. At December 31, 2004, fees of $129,000, $268,000 and $597,000 remain unpaid to G&OD, Murtha Cullina LLP and Angerer & Angerer, respectively.

The Company was billed approximately $43,500, and $232,000 in fees by the law firm of Murtha Cullina LLP during 2003, and 2002, respectively. There were no fees billed in 2004. Mr. Timothy L. Largay, a partner of the firm of Murtha Cullina LLP, was a director and Vice President of the Company from January 15, 2001 until his resignation on October 7, 2002.

Accounting & Administrative Services

G&O'D INC provided accounting and administrative services, office facilities and support staff to the Company until December 2002. G&O’D INC is owned by Mr. James R. Joyce, who was the Treasurer and Assistant Secretary, until his retirement in December 2002. During 2002, G&O'D billed fees of $178,000. Subsequent to this time, Mr. Daniel Sharp provided accounting and administrative services to the Company until June 24, 2003. Effective June 24, 2003, Mr. Daniel W. Sharp resigned as Treasurer, Chief Financial Officer, Chief Accounting Officer and Assistant Secretary of the Company. Kenneth Michael Cornell of Cornell & Associates, Inc. is the Chief Financial Officer of the Company. During 2003 Mr. Sharp and Mr. Cornell billed fees of $34,000 and $16,000, respectively. During 2004, Mr. Cornell billed fees of $18,000.

Amounts Due to Related Parties

The Company had the following balances due at December 31:

COASTAL CARIBBEAN OILS & MINERALS, LTD.
Notes to Consolidated Financial Statements
December 31, 2004

9.	Selected quarterly financial data (unaudited)

The following is a summary (in thousands, except for per share amounts) of the quarterly results of operations for the years ended December 31, 2004 and 2003:

2004	QTR 1	QTR 2	QTR 3	QTR 4
	($)	($)	($)	($)

Total revenues	–	–	–	–
Expenses	(192)	(171)	(152)	(158)
Net loss	(192)	(171)	(152)	(158)
Per share (basic & diluted)	(.004)	(.004)	(.003)	(.003)
Weighted average number of shares outstanding	46,212	46,212	46,212	46,212

2003	QTR 1	QTR 2	QTR 3	QTR 4
	($)	($)	($)	($)

Total revenues	–	–	–	–
Expenses	(329)	(217)	(265)	(197)
Net loss	(329)	(217)	(265)	(197)
Per share (basic & diluted)	(.005)	(.005)	(.005)	(.005)
Weighted average number of shares outstanding	46,212	46,212	46,212	46,212

	2004	2003

G&O'D	129,000	129,000
Murtha Cullina	268,000	268,000
Angerer & Angerer Officer Loans	597,000 106,000	315,000 17,000
Other	494,000	325,000
Due to Related Parties	1,594,000	1,054,000

COASTAL CARIBBEAN OILS & MINERALS, LTD.
Notes to Consolidated Financial Statements
December 31, 2004

10.	Subsequent Events

The Company and the State of Florida have agreed to a final settlement of all claims and rights between the parties including the Company, its subsidiary Coastal Petroleum, and royalty holders that have intervened in Coastal Petroleum’s recent litigation and includes the cancellation of all property lease rights for a lump sum payment by the State of $12.5 million.

The royalty holders who intervened in the Coastal Petroleum litigation would receive $2.225 million for their interests, and Lykes Minerals Corp. would tender its Coastal Petroleum common shares and transfer any interest in the Leases to Coastal Petroleum for $1.39 million. Under the Agreement with the State, the Company will receive and distribute the following:

Agreement with the State	$12,500,000

To Lykes Mineral Corporation	1,390,000
To Outside Royalty Holders	2,225,000

To the Company and its Subsidiary	8,885,000

To Settlement Consultant	465,000
To Company Creditors (as of April 30, 2005)
CCO	230,000
CPC	2,265,000

Amount to Company and Subsidiary After payment to Creditors	$5,925,000

The other shareholders of Coastal Petroleum have agreed to sell their shares back to Coastal Petroleum for a total of $801,923.03 out of the remaining funds in the subsidiary. Coastal Caribbean would own 100% of Coastal Petroleum Company.

There would be no contingency fees due as described in Note 4 as the past costs and fees for the Florida Litigation exceed the amount of funds the Company will receive under the Agreement.

The Florida Legislature addressed the funding of this settlement Agreement in its recent legislative session which began in March of this year. Upon approval of the Legislative Budget Commission and the Governor and Cabinet sitting as the Board of Trustees of the Internal Improvement Trust Fund, the Company expects to receive the funds after July 1 of this year. The payment of funds is contingent upon the exchange of proper releases and other documents from all parties as set out in the Agreement.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Previous Independent Accountants

On May 28, 2003, Ernst & Young LLP ("Ernst & Young") resigned as Coastal Caribbean Oils & Minerals, Ltd.'s (the "Company") independent public accountants. Ernst & Young's decision to resign was not recommended or approved by the Company's Board of Directors or any committee thereof.

Ernst & Young's report on the Company's consolidated financial statements for the Company's fiscal year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2002 and through May 28, 2003, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young's satisfaction, would have caused Ernst & Young to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of the Regulation S-K.

The Company provided Ernst & Young with a copy of the foregoing disclosures.

New Independent Accountants

In June, 2003 the Company retained James Moore & Co., P.L. as its independent public accountants.

Item 9A.	Controls and Procedures

Phillip W. Ware, the principal executive officer, and Kenneth M. Cornell, the principal financial officer, have evaluated the Company’s disclosure controls and procedures (as defined in Rules 13a-14(c) and 15d-14(c) adopted under the Securities Act of 1934) within the ninety (90) day period prior to the date of this report and have concluded:

1.
That the Company’s disclosure controls and procedures are adequately designed to ensure that material information relating to the Company, including its consolidated subsidiary, is timely made known to such officers by others within the Company and its subsidiary, particularly during the period in which this annual report is being prepared; and

2.
That there were no significant changes in the Company’s internal controls or in other factors that could significantly affect these controls subsequent to the date of our evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

PART III

Item 10.	Directors and Executive Officers of the Company

Directors

As of December 31, 2004, the board of directors included two members, one of whom, Mr. Ware, also serve as an executive officer. The board is divided into two classes, with each class serving a term of office of three years or until such time as their successors are elected, qualified, and assume office. In as much as no annual meeting of the shareholders has been held since 2001, no directors have been elected since that time.

Name	Position	Biographical Information

Class 2002

Robert J. Angerer	Director Vice President
Mr. Robert J. Angerer, Sr. was appointed as a director of Coastal Caribbean and Coastal Petroleum on January 30, 2003 to fill a vacancy left by the retirement of Benjamin Heath. He is a principal in the law firm of Angerer & Angerer, Tallahassee, Florida. He has been litigation counsel to Coastal Petroleum for more than twenty-five years. Age fifty-eight

Phillip W. Ware	Director President Treasurer	Mr. Ware, a geologist, has been President and a director of Coastal Petroleum since 1985. Mr. Ware has also been a director of Coastal Caribbean since 1985. Age fifty-three.
Class 2003

None

Executive Officers

Philip W. Ware has been President of Coastal Petroleum and Vice President of Coastal Caribbean for many years and became President of Coastal Caribbean effective March 1, 2003, and Robert J. Angerer, became a director of Coastal Caribbean on January 30, 2003 and Vice President of Coastal Caribbean on February 27, 2003. Effective June 24, 2003, Daniel W. Sharp resigned as Treasurer, Chief Financial Officer, Chief Accounting Officer and Assistant Secretary of the Company. Kenneth Michael Cornell of Cornell & Associates, Inc. has become the Chief Financial Officer and Principal Accounting Officer of the Company, effective June 24, 2003. Mr. Cornell, age 36, is a Certified Public Accountant who has served businesses in various financial and accounting capacities during the past seven years.

All of the officers of Coastal Caribbean are elected annually by the board and report directly to it.

Only Mr. Ware received direct compensation for his services as an officer of Coastal Caribbean or Coastal Petroleum. $69,000 and $92,000 of Mr. Ware’s compensation for his services has been deferred during 2003 and 2004, respectively. Mr. Ware devotes 100% of his professional time to the business and affairs of Coastal Caribbean and Coastal Petroleum. The other executive officers devote a small percentage of their professional time as officers on behalf of the companies.

The business experience described for each director or executive officer above covers the past five years.

We are not aware of any arrangements or understandings between any of the individuals named above and any other person by which any of the individuals named above was selected as a director and/or executive officer. We are not aware of any family relationship among the officers and directors of Coastal Caribbean or its subsidiary.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on its copies of forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during the just completed fiscal year, its executive officers, directors, and greater than 10% beneficial owners compiled with all applicable filing requirements.

Item 11.	Executive Compensation

The following table sets forth certain summary information concerning the compensation of the Company’s two most highly-paid executive officers (the “Named Executive Officers”). No other executive officer earned compensation in excess of $100,000 during the year 2004.

Summary Compensation Table

	Annual Compensation		Long Term
Name and Principal Position	Year	Salary(1) ($)	Compensation Award Securities Underlying Options/SARs (#)	All Other Compensation ($)
Benjamin W. Heath, President and Chief Executive Officer	2003	6,666	–	–
	2002	40,000	–	18,075(2)

Phillip W. Ware, Vice President	2004	92,000	–	–
	2003	92,000	–	–
	2002	92,000	100,000	13,800(3)

(1)	Mr. Heath was only paid $3,333 of his salary during 2002, and none in 2003. Mr. Ware was only paid $23,000 of his salary during 2003 and none in 2004.
(2)	Reimbursement for office expenses $12,075 (of which $10,025 has been deferred), and payments to a SEP-IRA pension plan $6,000 in 2002 (all of which has been deferred.
(3)	Payment to SEP-IRA pension plan (all of which has been deferred in 2002).

Mr. Sharp was paid an hourly fee for his services to the Company and was paid $34,000 in fees during 2003.

Mr. Cornell is paid an hourly fee for his services to the Company and was paid $16,000 and $18,000 in fees during 2003 and 2004, respectively.

Compensation of Directors

All of our directors except for directors who are also executive officers are entitled to receive annual directors' fees in the amount of $22,500. For the year 2003 and 2004, all director fees have been deferred.

Stock Options

No Stock Options were granted during the year ended December 31, 2004. The following table provides information about unexercised stock options held by the Named Executive Officers at December 31, 2004:

Aggregated Option/SAR Exercises in 2004 and December 31, 2004 Option/SAR Values
	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs (#) at December 31, 2004		Value of Unexercised In-The-Money Options/SARs at December 31, 2004
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Benjamin W. Heath Benjamin W. Heath	-0- -0-	-0- -0-	100,000 45,000	– –	-0- -0-	– –

Phillip W. Ware Phillip W. Ware	-0- -0-	-0- -0-	100,000 72,000	– –	-0- -0-	– –

The Company has not adjusted or amended the exercise price of any stock options during the year end December 31, 2004.

Compensation Committee Interlocks and Insider Participation

The entire board of directors constitutes the compensation committee. Phillip W. Ware is a director and President of Coastal Caribbean and Coastal Petroleum.

Item 12.	Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table provides information as to the number of shares of our stock owned beneficially at December 31, 2004 by each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

Amount and Nature of
Beneficial Ownership
	Shares Held	Shares Subject
Name and Address of Beneficial Owner	Directly	to Option	Percent of Class

Lykes Minerals Corp.	–	7,800,000*	14.4**
111 East Madison Street
P.O. Box 1690
Tampa, FL 33601

*	Lykes Minerals Corp. has purchased a total of 78 shares of Coastal Petroleum which are convertible into 7,800,000 of our shares.
**	Assumes all outstanding options held by Lykes Mineral Corp are exercised to acquire our shares.

As of February 1, 2003, Mr. Robert J. Angerer, Sr. owned 2,207,487 shares , or 4.77%, of our common stock and his son, Mr. Robert J. Angerer, Jr., owned 2,206,914 shares, or 4.76%, of our common stock. Mr. Angerer, Sr. disclaims beneficial ownership of any shares owned by his son.

Security Ownership of Management

The following table sets forth information as to the number of shares of the Company's common stock owned beneficially at March 18, 2005 by each director of the Company and by all directors and executive officers as a group:

	Amount and Nature of Beneficial Ownership
Name of Individual or Group	Shares Held Directly or Indirectly	Options	Percent of Class
Phillip W. Ware	3,791	172,000	*
Kenneth M. Cornell	0	0	*
Robert J. Angerer, Sr.	2,207,487	0	4.77
Directors and executive officers as a group (a total of 3 persons)	2,211,278	172,000	4.77%

*	Less than 1%.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s common stock that may be issued upon the exercise of options and rights under the Company’s 1995 Stock Option Plan as of December 31, 2004.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)

Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders (1)	700,000	$1.33	75,000
Total:	700,000	$1.33	75,000

(1)	1995 Stock Option Plan.

The Company’s 1995 Stock Option Plan was adopted by the Board of Directors of the Company in March 1995. 1,000,000 shares of the Company's common stock were authorized for issuance under the terms of the plan. Options under the plan may be granted only to directors, officers, key employees of, and consultants and consulting firms to, (i) the Company, (ii) subsidiary corporations of the Company from time to time and any business entity in which the Company from time to time has a substantial interest, who, in the sole opinion of the Committee of the Board administering the Plan, are responsible for the management and/or growth of all or part of the business of the Company. The exercise price of each option to be granted under the plan shall not be less than the fair market value of the stock subject to the option on the date of grant of the option.

Item 13.	Certain Relationships and Related Transactions

Angerer & Angerer

The law firm of Angerer & Angerer, Tallahassee, Florida, has been litigation counsel to Coastal Petroleum for more than twenty-five years. Mr. Robert J. Angerer, Sr., a member of the firm, was elected a director of Coastal Caribbean and of Coastal Petroleum on January 30, 2003, and a Vice President of Coastal Caribbean and Coastal Petroleum on February 28, 2003. During 2004, Angerer & Angerer billed Coastal Petroleum $288,000 for legal fees. At December 31, 2004, fees owed by Coastal Petroleum to Angerer & Angerer of $597,000 remain unpaid.

Robert J. Angerer, Sr.

Mr. Robert J. Angerer, Sr., a director and Vice President of both Coastal Caribbean and Coastal Petroleum, has loaned the companies funds in the total amount of $106,000 to enable them to continue operating during 2003 and 2004.

Royalty Interests

The State of Florida oil, gas and mineral leases held by Coastal Petroleum on approximately 3,700,000 acres of submerged lands along the Gulf Coast and certain inland lakes and rivers are subject to certain overriding royalties aggregating 1/16th as to oil, gas and sulphur, and 13/600ths as to minerals other than oil, gas and sulphur. Of the overriding royalties as to oil, gas and sulphur, a 1/90th overriding royalty, and of the overriding royalties on minerals other than oil, gas and sulphur, a 1/60th overriding royalty, is held by Johnson & Company, a Connecticut partnership which is used as a nominee by the members of the family of the late William F. Buckley. A trust, in which Mr. Heath has a 54.4% beneficial interest, has a beneficial interest in such royalty interest held by Johnson & Company. No payments have been made to Johnson & Company (or to the beneficial owners of such royalty interests) in more than forty years.

In 1990, Coastal Petroleum granted to the following persons the following percentages of any net recovery from execution on or satisfaction of judgment or from settlement of the lawsuit against the State of Florida as follows:

Name	Percent of net recovery	Coastal Petroleum Position
Benjamin W. Heath	1.25	Chairman of Board*
Phillip W. Ware	1.25	President
James R. Joyce	0.30	Treasurer**

(*)	Mr. Heath retired on February 28, 2003.
(**)	Mr. Joyce retired in December 2002.

The costs and fees for the years involved in the Florida litigation exceed the amount of the funds Coastal Petroleum will receive under the Agreement with the State.Therefore there is no net recovery and no contingency fees due from the contingent interests granted as discussed above. See Item 4 Litigation.

Item 14.	Principal Accountant Fees and Services

James Moore & Co., P.L. audited the Company’s financial statements for 2004 and 2003. Ernst & Young LLP audited the Company’s financial statements for 2002 and performed the review for the quarter ended March 31, 2003.

Fees related to services performed by James Moore & Co., P.L. and Ernst & Young LLP in 2004 and 2003 were as follows:

	2004	2003
Audit Fees (1)	22,817	16,500
Audit-Related Fees	-0-	-0-
Tax Fees (2)	1,200	750
Total	24,017	17,250

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements. The Audit Committee must preapprove audit related and non-audit services not prohibited by law to be performed by the Companies independent auditors. The Audit Committee for the Company was made up of John D. Monroe and Graham B. Collis. The Audit Committee preapproved all audit related and non-audit services in 2004 and 2003.

(2)	Tax fees principally included tax advice, tax planning and tax return preparation.

PART IV

Item 15.	Exhibits and Financial Statement Schedules

(a)	(1) Financial Statements.

The financial statements listed below and included under Item 8 above are filed as part of this report.
Page

Reports of Independent Registered Public Accounting Firms	23-24

Consolidated balance sheets at December 31, 2004 and 2003	25

Consolidated statements of operations for each of the three years in the period ended December 31, 2004 and for the period from January 31, 1953 (inception) to December 31, 2004.	26

Consolidated statements of cash flows for each of the three years in the period ended December 31, 2004 and for the period from January 31, 1953 (inception) to December 31, 2004.	27

Consolidated statement of common stock and capital in excess of par value for the period from January 31, 1953 (inception) to December 31, 2004	28

Notes to consolidated financial statements.	29-40

(2)	Financial Statement Schedules.

All schedules have been omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements and the notes thereto.

(b)	Exhibits.

The following exhibits are filed as part of this report:

Item Number

2.	Plan of acquisition, reorganization, arrangement, liquidation or succession

Not applicable.

3.	Articles of incorporation and By-Laws.

(a)
Memorandum of Association as amended on June 30, 1982, May 14, 1985 and April 7, 1988 filed as Exhibit 3. (a) to Report on Form 10-K for the year ended December 31, 1998 (File Number 001-04668) is incorporated herein by reference.

(b)	Bye-laws are incorporated by reference to Schedule 14(a) Proxy Statement filed on May 13, 1997 (File Number 001-04668).

4.	Instruments defining the rights of security holders, including indentures.

Not applicable.

9.	Voting trust agreement.

Not applicable.

10.	Material contracts.

(a)
Drilling Lease No. 224-A, as modified, between the Trustees of the Internal Improvement Fund of the State of Florida and Coastal Petroleum Company dated February 27, 1947 filed as Exhibit 10(a) to Report on Form 10-K for the year ended December 31, 1998 (File Number 001-04668) is incorporated herein by reference.

(b)
Drilling Lease No. 224-B, as modified, between the Trustees of the Internal Improvement Fund of the State of Florida and Coastal Petroleum Company dated February 27, 1947 filed as Exhibit 10(b) to Report on Form 10-K for the year ended December 31, 1998 (File Number 001-04668) is incorporated herein be reference.

(c)
Drilling Lease No. 248, as modified, between the Trustees of the Internal Improvement Fund of the State of Florida and Coastal Petroleum Company dated February 27, 1947 filed as Exhibit 10(c) to Report on Form 10-K for the year ended December 31, 1998 (File Number 001-04668) is incorporated herein by reference.

(d)
Memorandum of Settlement dated January 6, 1976 between Coastal Petroleum Company and the State of Florida filed as Exhibit 10(d) to Report on Form 10-K for the year ended December 31, 1998 (File Number 001-04668) is incorporated herein by reference.

(e)
Agreement between the Company and Coastal Petroleum dated December 3, 1991 filed as Exhibit 10(e) to Report on Form 10-K for the year ended December 31, 1998 (File Number 001-04668) is incorporated herein by reference

(f)
Agreement between Lykes Minerals Corp. and Coastal Caribbean and Coastal Petroleum dated October 16, 1992 filed as Exhibit 10(f) to Report on Form 10-K for the year ended December 31, 1998 (File Number 001-04668) is incorporated herein by reference.

(g)	Stock Option Plan adopted March 7, 1995 filed as Exhibit 4A to form S-8 dated July 28, 1995 (File Number 001-04668) is incorporated herein by reference.

(h)	Memorandum of Settlement dated June 1, 2005 between Coastal Petroleum Company, et al. and the State of Florida.

11.	Statement re: computation of per share earnings.

None.

12.	Statement re: computation of ratios.

Not applicable.

13.	Annual report to security holders, Form 10-Q or quarterly report to security holders.

Not applicable.

16.	Letter re: change in certifying accountant.

Not applicable.

18.	Letter re: change in accounting principles.

Not applicable.

21.	Subsidiaries of the registrant.

The Company has one subsidiary, Coastal Petroleum Company, a Florida corporation which is 58.45 % owned.

22.	Published report regarding matters submitted to vote of security holders.

Not applicable.

23.	Consent of experts and counsel.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of James, Moore & Co., P.L.

24.	Power of attorney.

Not applicable.

31.1	Certification of Chief Executive Officer Required by Rule 13a-14(a)-15d-14(a) under the Exchange Act

31.2	Certification of Chief Accounting and Financial Officer Required by Rule 13a-14(a)-15d-14(a) under the Exchange Act

32.1	Certificationpursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 executed by Phillip W. Ware

32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 executed by Kenneth M. Cornell

99.	Additional exhibits.

99.1
The decision Coastal Petroleum Company v. Florida Wildlife Federation et. al. of the First District Court of Appeal dated October 6, 1999 (St. George Island permit application case), is incorporated by reference to Exhibit 99(a) to the Company’s Current Report on Form 8-K filed on October 7, 1999 (File Number 001-04668).

.
99.2
Complaint, filed January 16, 2001 in the Leon County Circuit Court, Coastal Petroleum Company, Plaintiff vs. State of Florida, Department of Environmental Protection, and Board of Trustees of the Internal Improvement Fund, Defendants, is incorporated by reference to Exhibit 99(a) to the Company’s Current Report on Form 8-K filed on January 18, 2001 (File Number 001-04668).

99.3
The final judgment in the Leon County Circuit Court, Coastal Petroleum Company, Plaintiff vs. State of Florida, Department of Environmental Protection, and Board of Trustees of the Internal Improvement Fund, Defendants, dated November 15, 2002 is incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 18, 2002 (File Number 001-04668).

99.4
The Appellant Decision of the First District Court of Appeal, Coastal Petroleum Company, Appellant vs. State of Florida, Department of Environmental Protection, and Board of Trustees of the Internal Improvement Fund, Appellees, dated December 3, 2003.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COASTAL CARIBBEAN OILS & MINERALS, LTD. (Registrant)

Date: June 2, 2005	By:	/s/ Phillip W. Ware

Phillip W. Ware President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

/s/ Phillip W. Ware	/s/ Kenneth M. Cornell

Phillip W. Ware President, Treasurer, Director and Chief Executive Officer Dated: June 2, 2005	Kenneth M. Cornell Chief Financial Officer and Chief Accounting Officer Dated: June 2, 2005

/s/ Robert J. Angerer

Robert J. Angerer Director Dated: June 2, 2005

INDEX TO EXHIBITS

Exhibit No.

10.(h)	Memorandum of Agreement by and between Coastal Petroleum Company, et al and the State of Florida Dated June 1, 2005.

23.1	Consent of Ernst & Young LLP

23.2	Consent of James Moore & Co., P.L.

31.1	Certification pursuant to Rule 13a-14 by Phillip W. Ware

31.2	Certification pursuant to Rule 13a-14 by Kenneth M. Cornell

32.1	Certification pursuant to Section 906 by Phillip W. Ware

32.2	Certification pursuant to Section 906 by Kenneth M. Cornell

EXHIBIT 10(h)

Memorandum of Agreement by and between Coastal Petroleum
Company, et al and the State of Florida Dated June 1, 2005.

MEMORANDUM OF SETTLEMENT

June 1, 2005

The purpose of this memorandum is to set forth the essential terms of the agreement between and among Coastal Petroleum Company (“Coastal”), and Coastal Caribbean Oils & Minerals, Ltd. and certain individuals who claim royalty interests in, to and under the Coastal Leases (the “Royalty Holders”), and the State of Florida, the State of Florida Department of Environmental Protection and Board of Trustees of the Internal Improvement Trust Fund of the State of Florida (collectively the “State”) to finally settle and resolve all claims between and among them arising out of Coastal’s Leases Nos. 224-A, 224-B and 248 (the “Coastal Leases”). The Royalty Holders included in this agreement are Coastal Caribbean Oils & Minerals, Ltd. and members of two groups of individuals, one represented by Susan W. Fox, Esquire, and the other by Robert W. Clark, who are obtaining individual consents. This transaction is consistent with public policy regarding offshore oil and gas drilling as expressed in Sections 377.06, 377.24 and 377.242, Florida Statutes.

The closing of this settlement transaction, including payment of the settlement proceeds and delivery of the required settlement documents, shall take place in Tallahassee, Florida within 30 days after approval of the funding of this settlement by the Florida Legislature and such funds are made available to the Department of Environmental Protection, and this settlement is expressly conditioned and contingent upon approval of the funding by the Florida Legislature. Current annual rentals for the Coastal Leases will be held in abeyance pending the closing of this settlement transaction at which time the settlement will take effect and the rentals will no longer be due.

At the closing, the following payment and documents shall be delivered:

1.	The State shall pay to Ausley & McMullen Escrow Account, for and on behalf of Coastal and the Royalty Holders, the total sum of $12,500,000.

2.
Coastal and the Royalty Holders shall release and transfer to the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida all of their right, title and interest in, to and under the Coastal Leases.

3.
Each party shall dismiss with prejudice all pending litigation brought by any of them against the other with respect to the Coastal Leases or their alleged royalty interests in, to or under such leases, each party to bear its own costs.

4.
The parties shall exchange General Releases, declarations, certificates, legal opinions and affidavits in form and content acceptable to the State; including, but not limited to, those listed on Exhibit A attached hereto and by this reference made a part hereof.

BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT TRUST FUND OF THE STATE OF FLORIDA

(SEAL) BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT TRUST FUND OF THE STATE OF FLORIDA	/S/ Jeb Bush
JEB BUSH GOVERNOR

/S/ Charlie Crist
CHARLIE CRIST ATTORNEY GENERAL

/S/ Tom Gallagher
TOM GALLAGHER CHIEF FINANCIAL OFFICER

/S/ Charles H. Bronson

CHARLES H. BRONSON COMMISSIONER OF AGRICULTURE STATE OF FLORIDA
STATE OF FLORIDA DEPARTMENT OF ENVIRONMENTAL PROTECTION

By: /S/ Colleen M. Castille
COLLEEN M. CASTILLE, Secretary

/S/ John K. Aurell
JOHN K. AURELL, On behalf of Coastal Petroleum Company and The Royalty Holders

EXHIBIT A
To Memorandum of Settlement

The boards of directors and officers of Coastal and Coastal Caribbean Oil and Minerals shall provide the following schedules, certifications, declarations and legal opinions at closing:

1.	A schedule of creditors and holders of interests or grants of Coastal and Coastal Caribbean (the “Schedule”.)

2.
Certifications that the Schedule is complete and accurate to the best of the knowledge and belief of the officers of the company and of the independent auditors of the companies, regardless of whether the claims or interests are contingent, disputed or liquidated.

3.
A declaration by the companies to prepare and submit to the Escrow Agent and to the State an amendment to the schedule of creditors to include any creditor of the companies not appearing on previously furnished lists upon demand for payment by an alleged creditor or discovery of a claim (the “Amendment”.)

4.	A declaration authorizing the State to pay the funds from the settlement directly to the Ausley & McMullen Escrow Account referenced in the Memorandum of Settlement.

5.
Escrow instructions for the Escrow which include an irrevocable provision that the escrowed funds be used first to satisfy all of the creditors of Coastal and Coastal Caribbean in full, whether included on the Schedule or subsequently discovered and added to the Amendment.

6.
A certification that all of the issued and outstanding stock of Coastal is accounted for and represented among parties who will execute a release and satisfaction of interest to the State as part of this settlement.

7.	A certification that following the contemplated transfers, Coastal will be a wholly owned subsidiary of Coastal Caribbean.

8.
A certification that all guarantors of the debts or obligations of Coastal and Coastal Caribbean have been disclosed and will execute a release and satisfaction of claim in connection with the settlement.

9.
A certification that all creditors, contingency holders of interests or grants, and parties who are to receive distributions from the Escrow have executed and delivered to the Escrow Agent releases and satisfactions of claims to be delivered to the State at closing.

10.
Resolution of the Board of Directors for each of the companies at properly noticed meetings approving the settlement transaction; specifically finding as follows: i) the Boards find the consideration given by the State in exchange for all consideration to be given by the companies and parties to be fair, for reasonably equivalent value and not a product of duress, adhesion or sharp practices; ii) the Boards have disclosed all compensation to be received by the officers and directors of the companies and all distributions to be made under the escrow agreement, and iii) the Boards have found that the companies will receive sufficient compensation from the settlement, after paying all creditors in full, to remain solvent thereafter.

11.
Resolution from the Board of Directors of Coastal at a properly noticed meeting specifically authorizing its president to execute the Surrender of Leases and Release of Claims releasing and surrendering to the Board of Trustees all of Coastal’s right, title and interest in and to the Leases and any interest it may have in the lands described in the Leases.

12.
Legal opinions of Florida and Bermuda counsel to the companies and the State that the settlement transaction will not result in either an avoidable fraudulent transfer or preferential transfer with regard to any creditor or guarantor under the laws of the United States or Bermuda.

13.
Estoppel certificate from Coastal in which Coastal certifies that it has not assigned, transferred, encumbered or hypothecated its interests in or under the Leases or any interest it may have in the lands described in the Leases.

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option plan of Coastal Caribbean Oils & Minerals, Ltd. of our report dated February 12, 2003, with respect to the consolidated financial statements of Coastal Caribbean Oils & Minerals, Ltd. for the year ended December 31, 2002 included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Stamford, Connecticut
May 31, 2005

EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Form 10-K of Coastal Caribbean Oils & Minerals, Ltd. of our report dated March 17, 2005, with respect to the consolidated financial statements of Coastal Caribbean Oils & Minerals, Ltd as of December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003, and for the period from January 31, 1953 (inception) to December 31, 2004 included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ James Moore & Co., P.L.

Gainesville, Florida
May 31, 2005

EXHIBIT 31.1

Coastal Caribbean Oils & Minerals, Ltd.

Rule 13a-14 Certification

I, Phillip W. Ware, certify that:

1.    I have reviewed this annual report on Form 10-K of Coastal Caribbean Oils & Minerals, Ltd.

2.    Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.    Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.    The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)    designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)    evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

c)    presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.    The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)    all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b)    any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6.    The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: June 2, 2005	By:	/s/ Phillip W. Ware

Phillip W. Ware President & Treasurer

EXHIBIT 31.2

Coastal Caribbean Oils & Minerals, Ltd.

Rule 13a-14 Certification

I, Kenneth M. Cornell, certify that:

1.    I have reviewed this annual report on Form 10-K of Coastal Caribbean Oils & Minerals, Ltd.

2.    Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.    Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.    The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)    designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)    evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

c)    presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.    The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)    all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b)    any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6.    The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: June 2, 2005	By:	/s/ Kenneth M. Cornell

Kenneth M. Cornell Chief Accounting and Financial Officer

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Coastal Caribbean Oils & Minerals, Ltd. (the "Company") on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Phillip W. Ware, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 2, 2005	By:	/s/ Phillip W. Ware

Phillip W. Ware President & Treasurer

EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Coastal Caribbean Oils & Minerals, Ltd. (the "Company") on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kenneth M. Cornell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 2, 2005	By:	/s/ Kenneth M. Cornell

Kenneth M. Cornell Chief Accounting and Financial Officer